UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement	☐ CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

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Harley-Davidson, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (3-99)

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

Harley-Davidson, Inc.

3700 West Juneau Avenue

Milwaukee, Wisconsin 53208

(414) 343-4680

March 18, 2004

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of our Company, I cordially invite you to attend the 2004 Annual Meeting of Shareholders of Harley-Davidson, Inc. to be held at 10:30 a.m., Central Time, on Saturday, April 24, 2004, at the Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin.

The attached Notice of Annual Meeting and Proxy Statement describes the formal business to be transacted at the 2004 Annual Meeting of Shareholders. During the 2004 Annual Meeting of Shareholders, there will also be brief reports on the operations of the Company. Once the business of the 2004 Annual Meeting of Shareholders has been concluded, shareholders will be given the opportunity to ask questions.

We sincerely hope you will be able to attend our 2004 Annual Meeting of Shareholders. However, whether or not you are personally present, it is important that your shares be represented.

We are pleased to once again offer multiple options for voting your shares. As detailed in the “About the Meeting” section of this 2004 Notice of Annual Meeting and Proxy Statement, you may vote your shares via the Internet, by telephone, by mail or by written ballot at the 2004 Annual Meeting of Shareholders.

Thank you for your continued support of Harley-Davidson, Inc.

Sincerely yours,

Jeffrey L. Bleustein

Chairman of the Board and

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 24, 2004

The 2004 Annual Meeting of Shareholders of Harley-Davidson, Inc. (the “Company”) will be held at the Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin on Saturday, April 24, 2004 at 10:30 a.m., Central Time, for the following purposes:

1. To elect two directors to the Board of Directors of the Company (the “Board”), each to serve a three-year term that expires at the Company’s 2007 annual meeting of shareholders;

2. To approve the adoption of the Amended Corporate Short Term Incentive Plan;

3. To approve the adoption of the 2004 Incentive Stock Plan;

4. To ratify the selection of Ernst & Young LLP, independent public accountants, to be the auditors of the annual financial statements of the Company for the year ending December 31, 2004; and

5. To take action upon any other business as may properly come before the 2004 Annual Meeting of Shareholders and any adjournments or postponements of that meeting.

The Board recommends a vote FOR items 1 through 4. The Board or proxy holders will use their discretion on other matters that may arise at the 2004 Annual Meeting of Shareholders.

The Board has fixed the close of business on March 10, 2004 as the record date for determining Shareholders entitled to notice of and to vote at the 2004 Annual Meeting of Shareholders and any adjournments or postponements of that meeting.

By Order of the Board of Directors,

Harley-Davidson, Inc.

Gail A. Lione

Secretary

Milwaukee,	Wisconsin
March	18, 2004

WE URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. YOU CAN SUBMIT YOUR PROXY BY MARKING YOUR VOTES ON THE ENCLOSED PROXY CARD, SIGNING AND DATING IT AND MAILING IT IN THE POSTAGE-PAID ENVELOPE. IF YOU OWN SHARES REGISTERED DIRECTLY WITH THE COMPANY’S TRANSFER AGENT, COMPUTERSHARE INVESTOR SERVICES LLC, OR YOU OWN SHARES IN THE COMPANY’S DIVIDEND REINVESTMENT PLAN, THEN YOU CAN SUBMIT YOUR PROXY FOR THOSE SHARES BY USING A TOLL FREE TELEPHONE NUMBER OR THE INTERNET. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE ENCLOSED PROXY CARD. STREET NAME HOLDERS MAY ALSO VOTE BY TELEPHONE OR THE INTERNET IF THEIR BANK OR BROKER MAKES THOSE METHODS AVAILABLE, IN WHICH CASE THE BANK OR BROKER WILL ENCLOSE THE INSTRUCTIONS WITH THE PROXY STATEMENT. STREET NAME HOLDERS WHO WISH TO VOTE AT THE MEETING WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING UNLESS THEY FIRST OBTAIN A PROXY ISSUED IN THEIR NAME FROM THE BROKER, BANK OR OTHER NOMINEE.

3700 West Juneau Avenue

Milwaukee, Wisconsin 53208

March 18, 2004

PROXY STATEMENT

The proxy accompanying this Proxy Statement is solicited by the Board of Directors (the “Board”) of Harley-Davidson, Inc. (the “Company”) for use at the 2004 Annual Meeting of Shareholders of the Company to be held on April 24, 2004 and at any adjournment or postponement of that meeting (the “Annual Meeting”). This Proxy Statement and the accompanying proxy were first sent to Shareholders (as identified in this Proxy Statement) on or about March 18, 2004.

As used in this Proxy Statement, “Motor Company” refers collectively to the Company’s principal subsidiaries, Harley-Davidson Motor Company Operations, Inc., Harley-Davidson Motor Company Group, Inc. and Harley-Davidson Motor Company, Inc., which collectively do business as “Harley-Davidson Motor Company,” and “HDFS” refers to Harley-Davidson Financial Services, Inc.

ABOUT THE MEETING

What Is the Purpose of the Annual Meeting?

At the Annual Meeting, Shareholders will act upon matters described in the notice of meeting contained in this Notice of Annual Meeting and Proxy Statement (“Proxy Statement”), including the election of directors, the approval of the Company’s Amended Corporate Short Term Incentive Plan and the 2004 Incentive Stock Plan and the ratification of the Audit Committee’s determination regarding the Company’s independent auditors. In addition, members of management will report on the Company’s 2003 performance and, once the business of the Annual Meeting is concluded, respond to questions raised by Shareholders as time permits.

Who Is Entitled to Vote?

Only holders of the 294,452,837 shares of the Company’s $.01 par value Common Stock (“Common Stock”) outstanding as of the close of business on March 10, 2004 (the “Record Date”) will be entitled to vote at the Annual Meeting (“Shareholders”). Each Shareholder is entitled to one vote for each share of Common Stock he or she held on the Record Date.

Who Can Attend the Annual Meeting?

All Shareholders, or individuals holding their duly appointed proxies, may attend the Annual Meeting. Appointing a proxy in response to this solicitation will not affect a Shareholder’s right to attend the Annual Meeting and to vote in person. Please note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date to gain admittance to the Annual Meeting.

What Constitutes a Quorum?

A majority of the 294,452,837 shares of the Company’s Common Stock outstanding on the Record Date must be represented, in person or by proxy, to provide a quorum at the Annual Meeting. If you vote, your shares will be counted toward the quorum. Shares represented by proxy cards either marked “ABSTAIN” or returned without voting instructions are counted as present for the purpose of determining whether the quorum requirement is satisfied. Also, in those instances where shares are held by brokers who have returned a proxy but are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions (“broker nonvotes”), those shares will be counted as present for quorum purposes. Broker nonvotes will not be counted as votes for or against any proposal.

What Is the Effect of Not Voting?

It will depend on how your share ownership is registered. If you own shares as a registered holder and do not vote, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

If you own shares in street name and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, your broker may or may not vote your shares in its discretion depending on the proposals before the meeting. Your broker may vote your shares in its discretion on routine matters such as proposal 1, the election of directors, and proposal 4, the ratification of the Company’s independent auditors. Regarding proposal 2, the approval of the Amended Corporate Short Term Incentive Plan, and proposal 3, the approval of the 2004 Incentive Stock Plan, which are both non-routine matters, your broker may not vote your shares without instructions from you. Broker nonvote shares are counted toward the quorum requirement, but they do not affect the determination of whether the Amended Corporate Short Term Incentive Plan or the 2004 Incentive Stock Plan is approved or rejected.

How Do I Vote?

Shareholders who own shares registered directly with the Company’s transfer agent, Computershare Investor Services LLC (“Computershare”), or who own shares through the Company’s Dividend Reinvestment Plan, on the close of business on March 10, 2004, can appoint a proxy by telephone by calling toll free (within the United States or Canada) (866) 668-0871, by using the Internet at www.computershare.com/us/proxy or by mailing their signed proxy card in the enclosed envelope. Street name holders may vote by telephone or the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the Proxy Statement. The telephone and Internet voting procedures are designed to authenticate Shareholders’ identities, to allow Shareholders to give their voting instructions and to confirm that the Shareholders’ instructions have been properly recorded. Shareholders voting via the Internet should understand that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that the Shareholders must bear.

Can I Change My Vote After I Return My Proxy Card?

Yes. Even after you have submitted your proxy, you can change your vote at any time before the proxy is exercised by appointing a new proxy or by providing written notice to the Secretary of the

Company and voting in person at the Annual Meeting. Presence at the Annual Meeting of a Shareholder who has appointed a proxy does not in itself revoke a proxy. Unless so revoked, the shares represented by proxies received by the Board will be voted at the Annual Meeting. When a Shareholder specifies a choice by means of the proxy, then the shares will be voted in accordance with such specifications. If a Shareholder does not specify a choice, then the shares will be voted in accordance with the recommendations of the Board of Directors.

Is My Vote Confidential?

Yes. Only the election inspector and certain individuals outside of the Company who help with the processing and counting of votes have access to your vote. Directors and certain employees of the Company may see your vote only if the Company needs to defend itself against a claim or if there is a proxy solicitation by someone other than the Company.

What Am I Voting On?

You are voting on four proposals:

1.	Election of two directors for a term of three years, with the following as the Board’s nominees:

a.	Barry K. Allen

b.	Richard I. Beattie

2.	Approval of the Amended Corporate Short Term Incentive Plan

3.	Approval of the 2004 Incentive Stock Plan

4.	Ratification of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2004.

What Are the Board’s Recommendations?

If you sign and return your proxy card, unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board recommends a vote:

•	for election of the nominated slate of directors (see Item 1);
•	for approval of the Amended Corporate Short Term Incentive Plan (see Item 2);
•	for approval of the 2004 Incentive Stock Plan (see Item 3); and
•	for ratification of the selection of Ernst & Young LLP, independent public accountants, to be the auditors of the annual financial statements of the Company for the year ending December 31, 2004 (see Item 4).

Why Are We Voting On Two Benefit Plans?

The Corporate Short Term Incentive Plan (“Corporate STIP”) has been in place since 1994 and shareholders voted to approve the Corporate STIP in 1994 and 1999. The Corporate STIP needs shareholders’ approval every five years under Internal Revenue Code requirements. The 2004 Incentive Stock Plan is a new plan that will replace the 1995 Stock Option Plan that was approved by shareholders on May 6, 1995. The Securities and Exchange Commission (“SEC”) and the New York Stock Exchange, Inc. (“NYSE”) require shareholder approval of equity-based compensation plans.

What Vote Is Required to Approve Each Proposal?

The two director nominees receiving the greatest number of votes will be elected. Provided a quorum is present, the ratification of Ernst & Young LLP as the independent auditors for fiscal year 2004 and the approval of the two benefit plans require an affirmative vote of the majority of votes cast by the shareholders.

Are there Any Other Items That Are To Be Discussed During the Annual Meeting?

No. The Company is not aware of any other matters that you will be asked to vote on at the Annual Meeting. In addition, shareholders may no longer present proposals at the Annual Meeting pursuant to Rule 14a-8 under the Securities And Exchange Act of 1934 or pursuant to the requirements set forth in the Company’s Articles of Incorporation. If other matters are properly brought before the Annual Meeting with the assent of the Board, the Board or proxy holders will use their discretion on these matters as they may arise.

Who Will Count the Vote?

Computershare Investors Services LLC will count the vote. Its representative will serve as the inspector of the election.

Who Pays to Prepare, Mail and Solicit the Proxies?

The cost of soliciting proxies will be borne by the Company, except for some costs associated with individual Shareholder use of the Internet and telephone. Proxies may be solicited by personal meeting, Internet, telephone, telegraph and facsimile machine, as well as by use of the mails. It is anticipated that banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting materials to their principals and to obtain authorization for the execution of proxies and that they will be reimbursed by the Company for their out-of-pocket expenses incurred in providing those services. Employees of the Company participating in the solicitation of proxies will not receive any additional remuneration. The Company has retained D. F. King & Co., Inc. to aid in the solicitation at an estimated cost to the Company of approximately $8,000 plus out-of-pocket expenses.

Where Can I Find Corporate Governance Materials for Harley-Davidson?

The Corporate Governance Policy, the Conflict Process for Directors and Executive Officers, the Code of Business Conduct, the Financial Code of Ethics and the Charters for the Audit, Nominating and Corporate Governance and Human Resources Committees of the Company’s Board are published on the Corporate Governance page of the Company’s website at http://www.harley-davidson.com. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this proxy statement.

How May I Contact the Members of the Company’s Board?

All current members of the Company’s Board are listed on the Corporate Governance page of the Company’s website. Shareholders and other parties interested in communicating with the presiding director or with any non-management director may do so by writing to that director, care of the Secretary of Harley-Davidson, Inc., 3700 W. Juneau Avenue, Milwaukee, Wisconsin 53208.

Shareholders may recommend candidates for consideration by the Nominating and Corporate Governance Committee by writing to the chair of that committee in care of the Secretary of the Company at the above address. Such recommendations for the 2005 annual meeting of shareholders must be received by the Company on or before November 18, 2004.

On January 20, 2003, the Board approved a revised Code of Business Conduct (the “Code”) that applies to all Company employees and directors. The Code is intended to promote honest and ethical conduct and to provide guidance for the appropriate handling of various business situations. Employees may anonymously report possible violations of the Code via a toll free telephone number or in writing to the General Counsel of the Company at the address listed above. For more information on the Code, please see the “Nominating and Corporate Governance Committee Report.” The Company also has a Financial Code of Ethics. Reports of possible violations of the Financial Code of Ethics may be made directly to the Chairman of the Audit Committee at the address listed above.

How Can I Obtain Electronic Access to Shareholder Materials, Instead of Receiving Mailed Copies?

We are pleased to offer our shareholders the option to view shareholder communications (for example, annual reports and proxy statements) from us or on our behalf over the Internet, instead of receiving those documents in print. By consenting to view communications over the Internet, you will help us reduce our printing and mailing costs, which can be substantial. Participation is completely voluntary, but now is a good time to do so. With the delivery of this Proxy Statement and the 2003 Annual Report, we have completed our commemorative series of three annual reports celebrating the 100th Anniversary and the enduring legacy of Harley-Davidson Motor Company. If you give your consent, then we will notify you by U.S. Mail when shareholder materials are available over the Internet and provide you with a listing of the website locations where you can access such materials. Once you give your consent, it will remain in effect until you inform us otherwise. Though you give your consent, you maintain the right to request paper copies of these documents at any time by contacting the Company’s Investor Relations (a) by mail at Harley-Davidson, Inc., 3700 West Juneau Avenue, Milwaukee, Wisconsin 53208, (b) by telephone at 877-HDSTOCK (toll-free) or (c) by e-mail at investor.relations@harley-davidson.com. Shareholders accessing documents electronically should understand that there might be costs associated with electronic access that shareholders must bear, such as usage charges from Internet access providers and telephone companies.

To give your consent, check the box labeled “I Consent” next to Item E on your Proxy Card. If you hold your shares through a bank, broker or another holder of record, please refer to the information that entity provides to you for instructions on how to elect this option. If you have previously consented to receive shareholder communications electronically, then you do not need to provide additional consent at this time.

We encourage you to consider agreeing to view your shareholder communications electronically.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 10, 2004 (except as noted) with respect to the Common Stock ownership of each director, the Chief Executive Officer, the four other executive officers of the Company identified in the Summary Compensation Table (collectively with the Chief Executive Officer, the “named executive officers”), all directors and executive officers as a group and each person or group of persons known by the Company to own beneficially more than 5% of the Common Stock.

	Amount and Nature of Beneficial Ownership(1)(2)

Name of Beneficial Owner	Number of Shares		Percent of Class	Shares Issuable Upon Exercise of Stock Options(3)

Barry K. Allen	29,174		*	5,500
Richard I. Beattie	16,288		*	5,500
Jeffrey L. Bleustein	2,061,255		*	1,305,500
George H. Conrades	6,742		*	1,800
Donald A. James	225,437	(4)	*	5,500
Gail A. Lione	174,700		*	166,898
Sara L. Levinson	13,740		*	5,500
James A. McCaslin	433,256		*	263,039
George L. Miles, Jr.	2,114		*	0
James A. Norling	18,808	(5)	*	5,500
Donna F. Zarcone	138,728		*	133,928
James L. Ziemer	564,515	(6)	*	365,899
All Directors and Executive Officers as a Group (18 Individuals)	4,625,205			2,830,080
AXA Assurances I.A.R.D. Mutuelle	19,222,080	(7)

* The amount shown is less than 1% of the outstanding shares of Common Stock.

(1) Except as otherwise noted, all persons have sole voting and investment power over the shares listed.

(2) Includes shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 10, 2004. Includes shares of Common Stock held in the Company’s 401(k) Plan and the Company’s Dividend Reinvestment Plan, as of December 31, 2003.

(3) Includes only stock options exercisable within 60 days of March 10, 2004.

(4) 213,675 of such shares of Common Stock are held by Fred Deeley Imports Ltd. Mr. James has sole voting power and shared dispositive power over such shares.

(5) 8,000 of such shares of Common Stock are held by Heritage Ventures, Ltd., a limited partnership for which Mr. Norling has sole voting and dispositive power.

(6) 3,500 shares are held by the Ziemer Family Foundation for which Mr. Ziemer has shared voting and dispositive power over the shares. 23,800 shares are held by the Ziemer Family Limited Partnership. Mr. Ziemer is a general and limited partner of the partnership and has shared voting and dispositive power over the shares.

(7) The information is derived from Amendment No. 3 to Schedule 13G filed with the Company and the Securities and Exchange Commission on February 10, 2004 by AXA Assurances I.A.R.D. Mutuelle. As of December 31, 2003, AXA Assurances I.A.R.D. Mutuelle had sole voting power over 5,696,919 shares, shared voting power over 6,629,907 shares, sole dispositive power over 19,176,248 shares and shared dispositive power over 45,832 shares. Please note that, according to the filing, a majority of shares reported in Amendment No. 3 to Schedule 13G as filed by AXA Assurances I.A.R.D. Mutuelle are held by unaffiliated third-party client accounts managed by Alliance Capital Management L.P., as investment adviser. Alliance Capital Management L.P. is a majority-owned subsidiary of AXA Financial, Inc. AXA Financial, Inc. is located at 1290 Avenue of the Americas, New York, New York 10104.

Stock Ownership Guidelines

In August 2002, the Board approved “Director and Senior Executive Stock Ownership Guidelines” (“Ownership Guidelines”). The Ownership Guidelines stipulate that all directors hold 5,000 shares of the Company’s Common Stock and senior executives hold from 5,000 to 30,000 shares of the Company’s Common Stock depending on their career band level. The directors and senior executives have five years from January 2002 to accumulate the appropriate number of shares of the Company’s Common Stock.

1—ELECTION OF DIRECTORS

The Restated Articles of Incorporation of the Company (“Articles of Incorporation”) provide for a Board of not less than six nor more than 15 members, as determined from time to time by the affirmative vote of a majority of the directors then in office. The Board is divided into three classes, with one class of directors elected each year for a term of three years subject to the mandatory retirement provisions in the Company’s bylaws. The mandatory retirement provisions are contained in Section 2.07 of the Company’s bylaws, which provide that a director automatically ceases to be a director of the Company upon the earlier to occur of the annual meeting following the director’s 70th birthday or the director’s serving 15 years on the Board.

The Board currently consists of eight members: two with terms that expire at the Annual Meeting (Class I Directors), three with terms that expire at the 2005 annual meeting of shareholders (Class II Directors) and three with terms that expire at the 2006 annual meeting of shareholders (Class III Directors). In January 2003, Richard G. LeFauve, who served as a Class I Director, died. Due to Mr. LeFauve’s death, the Board reduced the size of the Board from nine to eight members.

The two nominees for director set forth below, both of whom are currently Class I Directors, are proposed to be elected at the Annual Meeting to serve until the 2007 annual meeting of shareholders. The remaining six directors will continue to serve as members of the Board for terms as set forth below. The nominees have advised the Company that they will serve if elected. Directors are elected by a plurality of the votes cast (assuming a quorum is present at the Annual Meeting). Thus, any shares not voted, whether due to abstentions or broker nonvotes, will not have an impact on the election of directors. Once a share is represented at the Annual Meeting, it will be deemed present for quorum purposes throughout the Annual Meeting (including any adjournment or postponement of that meeting unless a new record date is or must be set for such adjournment or postponement). Proxies solicited by the Board will be voted “FOR” the following nominees unless a Shareholder specifies otherwise. Should any such nominee become unable to serve, proxies may be voted for another person designated by the Board.

The names, ages as of March 10, 2004, and principal occupations for at least the past five years of each of the directors and nominees and the names of any other public companies of which each is presently serving as a director are set forth below:

THE BOARD RECOMMENDS A VOTE “FOR” THE FOLLOWING NOMINEES.

Nominees for Class I Directors—Terms Expiring at 2007 Annual Meeting of Shareholders

BARRY K. ALLEN, 55, has been a director of the Company since 1992.

Mr. Allen has served as Executive Vice President and Chief Human Resources Officer of Qwest Communications International Inc., a broadband Internet-based communications company, since August 2002. Mr. Allen also serves as President of Allen Enterprises, LLC, a private equity investment and management company, a position he has held since August 2000. Mr. Allen served as President of Ameritech Corporation, a telecommunications company, from October 1999 until August 2000. Mr. Allen was Executive Vice President of SBC Communications (f/k/a Ameritech Corporation) from August 1995 to October 1999. He is also a director of Fiduciary Management, Inc. which is the investment advisor for certain funds including FMI Common Stock Fund, Inc., FMI Mutual Funds, Inc. and FMI Funds, Inc. for which companies Mr. Allen serves as a director.

RICHARD I. BEATTIE, 64, has been a director of the Company since 1996.

Mr. Beattie has been a partner of Simpson Thacher & Bartlett LLP, a law firm, since 1977 and has served as Chairman of the Executive Committee of that firm since 1991. Mr. Beattie is an expert in corporate governance issues, serving as counsel to numerous boards and non-management directors. Mr. Beattie also has a distinguished record of public service, including serving as General Counsel of the Department of Health, Education and Welfare during President Carter’s administration and as a Senior Advisor to the Secretary of State for Reorganization Issues in 1997 during President Clinton’s administration. From 1995 to 1997, Mr. Beattie served as President Clinton’s Emissary for Cyprus. Mr. Beattie is also a director of Heidrick & Struggles International, Inc.

Class II Directors—Terms Expiring at 2005 Annual Meeting of Shareholders

GEORGE H. CONRADES, 65, has been a director of the Company since May 2002.

Mr. Conrades is Chairman and Chief Executive Officer of Akamai Technologies, Inc., a provider of secure, outsourced e-business infrastructure services and software, a position he has held since April 1999. Since August 1998, Mr. Conrades also has served as a partner with Polaris Venture Partners, an early stage investment company. Mr. Conrades previously served as Executive Vice President of GTE Corporation, a telecommunications company, and President of GTE Internetworking, Inc., an Internet communications company, from May 1997 to August 1998, following that firm’s acquisition of BBN Corporation, a technological research and development company. Prior to that time and for 31 years, Mr. Conrades was employed by International Business Machines Corporation, an information technology company. He is also a director of Cardinal Health, Inc.

SARA L. LEVINSON, 53, has been a director of the Company since 1996.

Ms. Levinson is President of the Women’s Group of Rodale, Inc., the world’s leading publisher of information on healthy, active lifestyles, a position she has held since September 2002. Ms. Levinson is also ChairMom of ClubMom, Inc., a consumer relationship management company, a position she has held since May 2000. She previously served as Chief Executive Officer of ClubMom, Inc. from May 2000 to September 2002. She was President of NFL Properties, Inc., a trademark licensing company for the National Football League, from September 1994 to April 2000. Prior to that time, Ms. Levinson served as President and Business Director of MTV: Music Television, a cable television network, from 1993 to September 1994. She is also a director of Federated Department Stores, Inc.

GEORGE L. MILES, JR., 62, has been a director of the Company since August 2002.

Mr. Miles is President and Chief Executive Officer of WQED Multimedia, the public broadcaster for southwestern Pennsylvania, a position he has held since April 1994. Mr. Miles is also a certified public accountant who at the beginning of his career worked for over eight years with Touche Ross & Company, an accounting firm, and six years as an auditor for the federal government. He is also a director of Equitable Resources, Inc., WESCO International, Inc. and Westwood One, Inc.

Class III Directors—Terms Expiring at the 2006 Annual Meeting of Shareholders

JEFFREY L. BLEUSTEIN, 64, has been a director of the Company since 1996.

In December 1998, Mr. Bleustein was elected Chairman of the Board of the Company. He has served as Chief Executive Officer of the Company since July 1997, and he served as President and Chief Executive Officer of the Company from July 1997 to May 1999. Mr. Bleustein served as President and Chief Operating Officer of the Motor Company from January 1993 to May 2000. He was Executive Vice President of the Company from September 1991 to June 1997. Mr. Bleustein has been an employee of the Motor Company since September 1975. He is also a director of Brunswick Corporation.

DONALD A. JAMES, 60, has been a director of the Company since 1991.

Mr. James is a co-founder and, since 2002, he has served as Chairman and Chief Executive Officer of Fred Deeley Imports Ltd., the largest independent motorcycle distributorship in Canada and the exclusive distributor of the Company’s motorcycles in that country. He served as Vice Chairman and Chief Executive Officer of Fred Deeley Imports Ltd. from 1973 to 2002. Mr. James is also an equity owner of Fred Deeley Imports Ltd.

JAMES A. NORLING, 62, has been a director of the Company since 1993.

Mr. Norling has served as Chairman of the Board of Directors of Chartered Semiconductor Manufacturing Ltd., a semiconductor manufacturer, since August 2002. Mr. Norling also served as interim President and Chief Executive Officer of that company from April 2002 to July 2002. In August 2000, Mr. Norling retired as Executive Vice President of Motorola, Inc., a manufacturer of electronics, and as President, Personal Communications Sector of Motorola, Inc., positions that he held since June 1999. He served as Executive Vice President, Deputy to Chief Executive Officer and President, Europe, Middle East and Africa for Motorola, Inc. from December 1998 to June 1999; and as President and General Manager, Messaging, Information and Media Sector for Motorola, Inc. from January 1997 to December 1998.

Board of Directors—Committee and Other Information

Independence of Directors

The Board has determined that all current directors, other than Messrs. Bleustein and James, qualify as independent directors of the Company under the NYSE rules. The Board also determined that all members of the Audit Committee qualify as independent in accordance with the audit committee requirements of the NYSE rules. To assist the Board in making determinations of independence, the Board adopted the categorical standard set forth below. The Board determined that, for the directors who qualify as independent, the only relationships that such directors have with the Company satisfy the following categorical standard:

In accordance with New York Stock Exchange, Inc. rules, a director of Harley-Davidson Inc. (the “Company”) cannot qualify as independent if he or she meets one or more of the following:

•	The director receives, or has an immediate family member[1] who receives, more than $100,000 a year in direct compensation from the Company (other than director fees and pension or other forms of deferred compensation for prior service and compensation received by an immediate family member for service in a non-executive position).

•	Any of the following relationships exists or existed within the previous three years: (1) the director was an employee of the Company, other than an interim chief executive officer or interim chairman of the Board; (2) an immediate family member of the director was an executive officer of the Company; (3) the director was affiliated with or employed by an internal or external auditor of the Company; (4) an immediate family member of the director was, in a professional capacity, affiliated with or employed by an internal or external auditor of the Company; or (5) the director or an immediate family member is or was employed as an executive officer of another company whose compensation committee includes an executive officer of the Company.

The Board shall also review and affirmatively determine on the recommendation of the Nominating and Corporate Governance Committee, based upon all relevant facts and circumstances, whether any director has a material relationship with the Company that would affect his or her independence. To assist it in making determinations of independence, the Board has established certain categorical standards. Under these standards, the Board will not consider the following relationships material:

•	The director has any relationship that currently exists or that has existed (including through a family member) with a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, does not exceed the greater of $1 million or two percent (2%) of the consolidated gross revenues of the company with which the director has such relationship.

1	An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-laws, and anyone (other than domestic employees) who shares such person’s home.

•	The director has any relationship that currently exists or that has existed (including through a family member) with a company that receives payments from the Company as charitable contributions in an amount which, in any single fiscal year, does not exceed the greater of $1 million or two percent (2%) of the consolidated gross revenues of the company with which the director has such relationship.

•	The director is a shareholder of the Company.

•	The director has a relationship with the Company through a family member that is not an immediate family member or through the ownership of the stock or other equity interests of a company that constitutes less than 10% of the outstanding stock or other equity interests of the company.

Further, a director cannot qualify as independent for Audit Committee purposes if the director, other than in his or her capacity as a member of the Audit Committee, the Board, or any other Board committee:

•	Accepts directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries, except that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); or

•	Is an affiliated person of the Company or any of its subsidiaries.

Indirect acceptance of any consulting, advisory or other compensatory fee includes acceptance of such a fee by a spouse, a minor child or stepchild or a child or stepchild sharing a home with the member or by an entity in which such person is a partner, member, an officer such as a managing director occupying a comparable position or executive office, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company or any of its subsidiaries.

Board Committees

The Board has three committees: the Audit Committee, the Human Resources Committee and the Nominating and Corporate Governance Committee. The charter for each of the committees is published on the Corporate Governance page of the Company’s website located at www.harley-davidson.com.

Audit Committee

Members:	For most of 2003, the Audit Committee members were directors Richard I. Beattie, George L. Miles, Jr. and James A. Norling (Chairman). As a result of Mr. LeFauve’s death on January 26, 2003, director Sara L. Levinson resigned from the Audit Committee and was elected to the Human Resources Committee.

Number of Meetings in 2003:    Eight

Audit Committee Purpose:

The Audit Committee charter provides, among other things, that the Audit Committee assist the Board in fulfilling its oversight responsibility relating to:

•	the integrity of the Company’s financial statements and the financial reporting process

•	the systems of internal control over financial reporting

•	the approval of the Financial Code of Ethics

•	the internal audit function

•	the retention, compensation and termination of the independent auditors

•	the annual independent audit of the Company’s financial statements

•	the independent auditors’ qualifications and independence

•	the Company’s compliance with legal and regulatory requirements

The Board has determined that all members of the Audit Committee are independent and financially literate in accordance with the audit committee requirements of the NYSE. The Board has determined that Mr. George L. Miles, Jr. is an audit committee financial expert within the meaning of SEC rules. A copy of the Audit Committee charter, as amended, is attached as Appendix A to this Proxy Statement. The functions of the Audit Committee and its activities during fiscal year 2003 are discussed in more detail under the heading “Audit Committee Report.”

Human Resources Committee

Members:	For most of 2003, the members of the Human Resources Committee were directors Barry K. Allen, George H. Conrades (Chairman) and Sara L. Levinson. Membership of the Human Resources Committee changed as a result of Mr. LeFauve’s death on January 26, 2003.

Number	of Meetings in 2003: Two

Human	Resources Committee Purpose:

The Human Resources Committee charter provides, among other things, that the Human Resources Committee:

•	review the annual performance of the Chief Executive Officer with input from the independent directors of the Board and make recommendations to the independent directors about the Chief Executive Officer’s total compensation

•	review overall compensation policies for employees and produce an annual report on compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations

•	review and recommend all equity-based compensation plans

•	evaluate Company management performance overall and provide recommendations regarding management successors (other than the Chief Executive Officer)

•	review potential conflicts of interest, and any other potential Code of Business Conduct violations by the Company’s executive officers (other than the Chief Executive Officer)

•	review the disclosure of any waivers of such conflicts or Code of Business Conduct for executive officers (other than the Chief Executive Officer)

The Board has determined that all members of the Human Resources Committee are independent in accordance with the requirements of the NYSE. A copy of the Human Resources Committee Charter, as amended, is on the Corporate Governance page of the Company’s website.

Nominating and Corporate Governance Committee

Members:	For most of 2003, the members of the Nominating and Corporation Governance Committee (the “Nominating Committee”) were directors Barry K. Allen (Chairman), Richard I. Beattie, George H. Conrades, Sara L. Levinson, George L. Miles, Jr. and James A. Norling. Membership of the Committee changed as a result of Mr. LeFauve’s death on January 26, 2003. The Nominating Committee consists of all of the independent directors of the Board.

Number of Meetings in 2003:    Five

Nominating Committee Purpose:

The Nominating Committee charter provides, among other things, that the Nominating Committee:

•	identify and make recommendations to the Board on individuals qualified to serve as Board members of the Company consistent with the criteria approved by the Board

•	identify and make recommendations to the Board on individuals qualified to serve as the Chief Executive Officer of the Company

•	review and recommend the renomination of incumbent directors

•	review and recommend committee appointments

•	lead the Board in its annual review of the Board’s and its committees’ performance

•	approve goals and objectives for the Chief Executive Officer and review the Chief Executive Officer’s annual performance

•	review and approve the Chief Executive Officer’s total compensation as recommended by the Human Resources Committee

•	review and approve the Company’s Code of Business Conduct

•	establish a process for review of potential conflicts of interest

•	review potential conflicts of interest and any other potential Code of Business Conduct violations by the Company’s Chief Executive Officer or directors

•	review the disclosure of any waivers of such conflicts or Code of Business Conduct for the Company’s Chief Executive Officer or directors

•	review and recommend to the Board a set of governance guidelines applicable to the Company

•	take a leadership role in shaping the corporate governance of the Company

•	perform other related tasks, such as determining the size, committee structure, compensation or meeting frequency of the Board

The Board has determined that all members of the Nominating and Corporate Governance Committee are independent in accordance with the requirements of the NYSE. A copy of the Nominating and Corporate Governance Committee Charter, as amended, is on the Corporate Governance page of the Company’s website.

The Nominating Committee charter sets forth the criteria for identifying and recommending new candidates to serve as directors. In considering potential candidates for the Board, including with respect to incumbent directors and persons that shareholders recommend, the Nominating Committee considers, among other qualifications that it deems appropriate, the following:

•	principal employment

•	expertise relevant to the Company’s business

•	diversity to the Board, including whether the potential candidate brings complementary skills and viewpoints

•	time commitments, particularly the number of other boards on which the potential candidate may serve

•	independence and absence of conflicts of interest as determined by the NYSE rules and other applicable laws, regulations and rules

•	financial literacy and expertise

•	personal qualities including strength of character, maturity of thought process and judgment, values and ability to work collegially

The Nominating Committee has recently retained Korn/Ferry International, an executive search firm to assist in recruiting qualified candidates to serve on the Board.

The Nominating Committee will consider candidates that shareholders recommend. Shareholders may recommend candidates for consideration by the Nominating Committee by writing to the Nominating Committee in care of the Secretary of the Company. Such recommendations for the 2005 annual meeting of shareholders must be received by the Company on or before November 18, 2004.

Any shareholder who desires to nominate a director candidate for consideration by the shareholders at the 2005 annual meeting of shareholders must give written notice to the Secretary of the Company in advance of the 2005 annual meeting of shareholders in compliance with the terms and within the time periods specified in the Company’s Articles of Incorporation. The Articles of Incorporation state, among other things, that to nominate a director candidate for consideration at an annual meeting of shareholders, a shareholder must give written notice that complies with the Articles of Incorporation to the Secretary of the Company not less than 60 days in advance of the date in the current fiscal year of the Company corresponding to the date the Company released its proxy statement to shareholders in connection with the annual meeting of shareholders for the immediately preceding year. Since the Company anticipates mailing its proxy statement on March 18, 2004, the Company must receive notice of a nomination for a director candidate for consideration by shareholders at the 2005 annual meeting of shareholders no later than January 17, 2005.

Board Meetings, Attendance, Executive Sessions and Presiding Director

In 2003, there were five regularly scheduled meetings of the Board, one of which was a telephonic meeting. All incumbent directors attended at least 75% of the meetings of the Board and the Board committees on which they served during 2003. The Board met in executive sessions during all regularly scheduled meetings (except the telephonic meeting), without management present, and plans to continue that practice going forward. In August 2002, non-management members of the Board elected Mr. Allen presiding director for these sessions. Mr. Allen will continue to serve as presiding director, provided he is re-elected as director during the Annual Meeting.

Shareholder Communication with the Board and Annual Meeting Attendance

The presiding director is responsible for chairing the executive sessions. Shareholders and other parties interested in communicating directly with the presiding director may do so by writing to the Presiding Director, Harley-Davidson, Inc., 3700 West Juneau Avenue, P. O. Box 653, Milwaukee, Wisconsin 53201-0653. Other communication to the Board may be made to the Chairman of the Audit Committee, James A. Norling, by writing to Chairman, Audit Committee, Harley-Davidson, Inc., 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653. The Board has a process for shareholders to communicate with directors. All current members of the Company’s Board are listed on the Corporate Governance page of the Company’s website. Shareholders and other parties interested in communicating with non-management directors may do so by writing to that director, care of the Secretary of Harley-Davidson, Inc., 3700 West Juneau Avenue, P. O. Box 653, Milwaukee, Wisconsin 53201-0653. The Company does not screen mail to these individuals. However, the mail is opened and forwarded to the presiding director or the individual specified in the communications.

Although the Company does not have a policy on director attendance at an annual meeting, unless a director has a conflict in his or her schedule, all directors attend the annual meeting of shareholders. Seven of the Company’s eight directors attended the Company’s 2003 Annual Meeting. Mr. Norling, Chairman of the Audit Committee, participated in the question and answer portion of the 2003 annual meeting.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

The Nominating Committee has been empowered by the Board to continuously review corporate governance practices of the Company and to make recommendations to the Board. All members of the Nominating Committee are independent in accordance with the requirements of the NYSE. As set forth in its charter, the Nominating Committee leads the Board in an annual review of the performance of the Board and the Board’s committees.

On February 10, 2004, the Nominating Committee reviewed and revised the Company’s Corporate Governance Policy to more specifically set forth the responsibilities of each of the Board’s committees. The Corporate Governance Policy was previously reviewed and revised on December 11, 2002 and has been in place since December 7, 1995. On December 3, 2003, the Nominating Committee also reviewed and revised the Nominating Committee charter to reflect its responsibilities with regard to overseeing the Code of Business Conduct that applies to all employees and directors and the Conflict of Interest Process for Directors and Executive Officers. The Nominating Committee previously reviewed and revised the Nominating Committee charter on December 11, 2002. A Conflict of Interest Process for Directors and Executive Officers was approved by the Nominating Committee at the December 11, 2002 meeting and revised by the Nominating Committee on December 3, 2003. The revisions reflect the role of the Human Resources and Nominating Committees in the process.

On January 20, 2003, the Board approved a revised Code of Business Conduct that applies to all employees of the Company as well as the directors. The Code of Business Conduct is a comprehensive document that is based on the Company’s corporate values: Tell the Truth, Be Fair, Keep Your Promises, Respect the Individual and Encourage Intellectual Curiosity. The Code of Business Conduct updates the 1992 version and is intended to promote honest and ethical conduct and to provide guidance for the appropriate handling of various business situations. The Code of Business Conduct discusses the following issues: communications (e.g., email, internet voicemail, media contact), compliance with laws, confidential information and intellectual property, conflict of interest, environmental responsibilities, fair dealing (e.g., accurate advertising, antitrust laws, gifts, selecting suppliers), fair employment, fraud and misrepresentation, government, insider trading, privacy, work environment, and reporting procedures. The Code of Business Conduct provides that employees and directors have a responsibility to report possible violations of the Code of Business Conduct by calling a toll free number set forth in the Code of Business Conduct. The General Counsel of the Company regularly reports to the Nominating Committee on matters related to the Code of Business Conduct.

The Code of Business Conduct has been published in English, Spanish, French, German, Italian, Japanese and Portuguese and has been distributed to all current employees. The Company has developed a special training module for all new employees on the Code of Business Conduct.

The Code of Business Conduct, the Conflict of Interest Process for Directors and Executive Officers, the Corporate Governance Policy and each of the three committee charters are on the Corporate Governance page of the Company’s website. In addition, the Company’s website contains information about how the Company’s stakeholders can contact directors if they have questions or issues of concern for the Board.

2003 Nominating and Corporate Governance Committee of the Board of Directors

Barry K. Allen, Chairman

Richard I. Beattie

George H. Conrades

Sara L. Levinson

George L. Miles, Jr.

James A. Norling

Director Fees

Directors who are employees of the Company do not receive any special compensation for their services as directors. Directors who are not employees of the Company (“Non-employee Directors”) receive an annual retainer fee of $100,000, an additional annual retainer of $10,000 for serving as the chair of the Audit Committee and an additional annual retainer fee of $5,000 for serving as chair of the Human Resources Committee or Nominating Committee. Members of the Audit Committee, other than the Chair, receive an additional $5,000 annual retainer fee for serving as a member of the Audit Committee. Pursuant to the Company’s Director Stock Plan (the “Director Plan”), a Non-employee Director may elect to receive 50% or 100% of the annual fee to be paid in each calendar year in the form of Common Stock based upon the fair market value of the Common Stock at the time of the annual meeting of shareholders. Directors must receive a minimum of one-half (1/2) of their annual retainer in Company Common Stock until the Director reaches the stock ownership goals established in the Director and Senior Executive Stock Ownership Guidelines for Harley-Davidson, Inc. Directors may choose to defer the receipt of their annual retainer fees payable in cash or stock for purposes of deferring recognition of income for tax purposes. Deferrals of fees payable in shares of Common Stock will be credited to a share account, will be treated as invested in Common Stock, and ultimately will be paid in Common Stock. Deferrals of fees payable in cash will be credited to a cash account and will earn a return based on investment options made available to and selected by the director. A director’s deferred compensation will be paid to the director following cessation of his or her service on the Board. In addition, a clothing allowance of $1,500 to purchase Harley-Davidson® MotorClothes® apparel and accessories is also provided to Non-employee Directors, along with a discount on Company products that is the same discount available to all employees of the Company.

EXECUTIVE COMPENSATION

The following table shows the aggregate compensation, including incentive compensation, paid by the Company for 2003, 2002 and 2001 to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for 2003:

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation				Long Term Compensation Awards

		Salary ($)	Bonus (1) ($)	Other Annual Compen- sation ($)		Restricted Stock Awards (2) ($)	Securities Underlying Options (#)	All Other Compen- sation (3) ($)

Jeffrey L. Bleustein
Chairman and CEO	2003	$861,283	$3,500,000	$69,163	(4)	0	150,000	$144,302
Chairman and CEO	2002	810,031	3,500,000	73,139		0	125,000	108,822
Chairman and CEO	2001	768,780	1,945,013	54,358		0	110,000	88,179

James L. Ziemer
Vice President and CFO	2003	$352,521	$705,745	$22,018		0	37,673	$33,092
Vice President and CFO	2002	335,735	713,511	22,366		0	28,045	29,530
Vice President and CFO	2001	319,748	566,274	21,645		0	31,331	26,484

James A. McCaslin
President and COO—Motor Company	2003	$391,890	$630,943	$29,926		0	42,240	$20,680
President and COO—Motor Company	2002	363,139	643,119	30,336		0	30,334	29,520
Vice President, Dealer Services—Motor Company	2001	337,200	510,605	29,214		0	33,889	20,018

Donna F. Zarcone
President and COO—HDFS	2003	$350,102	$620,060	$58,552	(5)	0	37,416	$119,664	(6)
President and COO—HDFS	2002	333,431	590,534	8,982		0	27,853	457,906
President and COO—HDFS	2001	321,379	532,042	10,914		0	31,118	6,000

Gail A. Lione
Vice President, General Counsel and Secretary	2003	$308,143	$354,365	$21,610		0	32,930	$22,327
Vice President, General Counsel and Secretary	2002	293,808	371,667	20,580		0	24,514	20,070
Vice President, General Counsel and Secretary	2001	280,194	315,218	21,488		0	27,518	17,945

(1) The bonuses listed on this table reflect performance of each of the named executive officers in the year shown. However, bonuses are actually paid in the following calendar year. The 2003 bonus for the Chief Executive Officer reflects a $2 million payment under the Company’s Corporate Short Term Incentive Plan and a $1.5 million award made in December 2003 under his Deferred Long-Term Incentive Plan, both of which plans are filed with the Securities and Exchange Commission. For more details, see discussion under the heading “2003 Incentive Cash Compensation” in the “Board of Directors Human Resources Committee Report on Executive Compensation.”

(2) As of December 31, 2003, the only named executive officer of the Company holding unvested restricted stock was Mr. McCaslin, who held 160,000 shares, valued at $7,604,800 as of that date. Dividends are paid on shares of unvested restricted stock. These shares will vest on April 21, 2004.

(3) The 2003 amount for Messrs. Bleustein, Ziemer and McCaslin and Ms. Lione includes a 401(k) matching contribution of $6,000 for each, a $200 health care spending account credit (all except McCaslin) and a non-qualified deferred compensation plan matching contribution of $124,838, $25,000, $12,500 and $14,394, respectively. The balance of the payment for each named executive is the value of life insurance provided by the Company. Ms. Zarcone’s compensation under this column is disclosed in footnote 6.

(4) The 2003 amount for Mr. Bleustein includes a $10,661 tax gross-up for Mr. Bleustein’s life insurance, $28,902 for the authorized non-business use of the Company’s airplane and a cash perquisite payment.

(5) The 2003 amount for Ms. Zarcone includes a $38,500 tax gross-up for Ms. Zarcone’s life insurance and $20,052 for a leased automobile, membership dues and tax preparation services.

(6) The 2003 amount for Ms. Zarcone under the All Other Compensation column includes payments made in the amount of $112,914 for annual insurance premiums that the Company pays under a Split Dollar Agreement, as amended, and described in “Other Agreements Relating to Employment.” The 2003 amount also includes a 401(k) matching contribution of $6,750.

Stock Options

During 2003, the Human Resources Committee granted options to purchase shares of Common Stock under the Company’s 1995 Stock Option Plan to the Chief Executive Officer and the other named executive officers as follows:

Option Grants in 2003

	Individual Grants (1)				Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term (2)

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees	Exercise Price ($/Sh)	Expiration Date	0%	5%	10%

Jeffrey L. Bleustein	150,000	9.1%	$40.72	2/12/2013	0	$3,841,288	$9,734,579
James L. Ziemer	37,673	2.3%	$40.72	2/12/2013	0	$964,752	$2,444,872
James A. McCaslin	42,240	2.6%	$40.72	2/12/2013	0	$1,081,707	$2,741,257
Donna F. Zarcone	37,416	2.3%	$40.72	2/12/2013	0	$958,171	$2,428,193
Gail A. Lione	32,930	2.0%	$40.72	2/12/2013	0	$843,291	$2,137,065
All Optionees	1,652,252	100.0%	$40.72	2/12/2013	0	$42,318,273	$107,242,813
All Shareholders(3)	N/A	N/A	N/A	N/A	0	$7,744,294,562	$19,625,562,918

(1) The options granted under the 1995 Stock Option Plan are non-qualified stock options. The exercise price per share is 100% of the fair market value of a share of Common Stock of the Company on the date of the grant. The options may be exercised one year after the date of grant, not to exceed 25% of the shares in the first year, with an additional 25% to be exercisable in each of the following three years, with the exception of the options granted to Mr. Bleustein, which shall also become fully exercisable upon his retirement. Options expire ten years from the date of grant. Each option granted under the 1995 Stock Option Plan has a limited right which permits the holder to surrender the option within 30 days after a change of control of the Company and receive the difference between the exercise price of the option and the highest closing price of the Common Stock during the 60-day period preceding the change of control of the Company.

(2) The dollar amounts under these columns are the results of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission. The potential realizable values are not intended to forecast possible future appreciation, if any, in the market price of the Common Stock.

(3) Represents corresponding gain to all Shareholders on 302,410,043 shares of Common Stock of the Company outstanding on February 12, 2003, the date on which substantially all of the options included in the table were granted, calculated based on the fair market value of such Common Stock on such date.

Shown below is information relating to the exercise of options by the Chief Executive Officer and the other named executive officers during 2003 and the value of unexercised options held by such persons as of December 31, 2003.

Aggregated Option Exercises in 2003 and Option Values at December 31, 2003

Name	Shares Acquired on Exercise (#)		Value Realized ($)	Number of Securities Underlying Unexercised Options At December 31, 2003 (#)		Value of Unexercised In-the-Money Options At December 31, 2003 ($)(1)

				Exercisable	Unexercisable	Exercisable	Unexercisable

Jeffrey L. Bleustein	—		—	1,168,000	340,000	$35,677,298	$1,767,968
James L. Ziemer	93,972	(2)	$3,196,292	331,775	84,232	$10,074,354	$442,853
James A. McCaslin	—		—	227,683	90,674	$6,070,673	$462,322
Donna F. Zarcone	—		—	100,038	83,657	$1,504,063	$439,835
Gail A. Lione	5,000	(3)	$140,064	137,077	73,653	$2,736,376	$386,751

(1) Value based on a fair market value of Common Stock of $47.53 on December 31, 2003, less the option exercise price.

(2) Mr. Ziemer held all shares of Common Stock that he acquired upon his exercise of options.

(3) Ms. Lione held all shares of Common Stock that she acquired upon her exercise of options.

Retirement Benefits

The following table shows at different levels of remuneration and years of credited service the estimated net annual benefits payable as a straight life annuity to each of the named executive officers under the Salaried Pension Plan, the Restoration Plan and the Supplemental Agreements (all as defined below), assuming retirement at age 62:

Pension Plan Table

Total Pay	Years of Service

	5	10	15	20	25	30	35	15+(*)	Covered Comp

200,000	15,035	30,070	45,105	60,140	75,175	90,210	105,245	100,000	$151,748
300,000	23,035	46,070	69,105	92,140	115,175	138,210	161,245	150,000	$251,748
400,000	31,035	62,070	93,105	124,140	155,175	186,210	217,245	200,000	$351,748
500,000	39,035	78,070	117,105	156,140	195,175	234,210	273,245	250,000	$451,748
600,000	47,035	94,070	141,105	188,140	235,175	282,210	329,245	300,000	$551,748
800,000	63,035	126,070	189,105	252,140	315,175	378,210	441,245	400,000	$751,748
1,000,000	79,035	158,070	237,105	316,140	395,175	474,210	553,245	500,000	$951,748
1,250,000	99,035	198,070	297,105	396,140	495,175	594,210	693,245	625,000	$1,201,748
1,500,000	119,035	238,070	357,105	476,140	595,175	714,210	833,245	750,000	$1,451,748
1,750,000	139,035	278,070	417,105	556,140	695,175	834,210	973,245	875,000	$1,701,748
2,000,000	159,035	318,070	477,105	636,140	795,175	954,210	1,113,245	1,000,000	$1,951,748
2,250,000	179,035	358,070	537,105	716,140	895,175	1,074,210	1,253,245	1,125,000	$2,201,748
2,500,000	199,035	398,070	597,105	796,140	995,175	1,194,210	1,393,245	1,250,000	$2,451,748
3,000,000	239,035	478,070	717,105	956,140	1,195,175	1,434,210	1,673,245	1,500,000	$2,951,748
3,500,000	279,035	558,070	837,105	1,116,140	1,395,175	1,674,210	1,953,245	1,750,000	$3,451,748

*This column applies only to Messrs. Bleustein, McCaslin and Ziemer who are entitled to supplemental benefits under their Supplemental Agreements, assuming retirement at age 62.

The Company maintains the Retirement Annuity Plan for Salaried Employees of Harley-Davidson, a noncontributory defined benefit pension plan (“Salaried Pension Plan”). Under the Salaried Pension Plan, salaried employees of the Company (excluding HDFS and certain other subsidiaries), including Messrs. Bleustein, Ziemer and McCaslin and Ms. Lione, are generally eligible to retire with unreduced benefits at age 62 or later. Benefits are based upon monthly “final average earnings” as defined in the Salaried Pension Plan. Prior to December 31, 1994, the monthly benefit is the difference between 1.6% of the final average earnings and .9% of the primary monthly Social Security benefit multiplied by years of service. On and after December 31, 1994, the revised benefit is 1.2% of the final average earnings plus .4% of the final average earnings in excess of Social Security covered compensation multiplied by years of service. The benefit of a person with service on or after December 31, 1994 is the greater of his or her benefit determined using the revised formula for all service or the sum of his or her benefit under the former formula for service through December 31, 1993 and his or her benefit under the revised formula for service after that date. For the named executive officers (other than Ms. Zarcone), final average earnings equal one-twelfth of the highest average annual total compensation (consisting of base salary and bonus as shown in the Summary Compensation Table) paid over five consecutive calendar years within the last ten years of service prior to the participant’s retirement or other date of termination. Vesting under the Salaried Pension Plan occurs upon the earlier of five years of service or age 65. An employee who retires after age 55 and before age 62 with a minimum of 5 years of service will receive an actuarially reduced benefit under the Salaried Pension Plan. The surviving spouse of an employee who is eligible for early retirement or who is vested at death is also entitled to certain benefits under the Salaried Pension Plan. HDFS does not provide a non-contributory defined benefit pension plan to any of its employees, including Ms. Zarcone.

The Company has adopted the Pension Benefit Restoration Plan (the “Restoration Plan”) pursuant to which the Company will pay participants amounts that exceed certain limitations the Internal Revenue Code imposes on benefits payable under the Salaried Pension Plan. Calculated as of December 31, 2003, annualized final average earnings and years of credited service under the Salaried Pension Plan and the Restoration Plan were as follows: $2,697,429 and 32.9 years, respectively, for Mr. Bleustein; $787,180 and 28.2 years, respectively, for Mr. Ziemer, $705,978 and 11.3 years, respectively, for Mr. McCaslin; and $540,518 and 6.2 years, respectively, for Ms. Lione.

The Company has Supplemental Executive Retirement Plan Agreements (the “Supplemental Agreements”) with Messrs. Bleustein, Ziemer and McCaslin. Under the Supplemental Agreements, a participant who retires at or after age 55 with 15 years of service is entitled to a yearly retirement benefit payment equal to 35% of the executive’s annualized final average earnings at age 55 increasing in equal increments to 50% of annualized final average earnings at age 62, reduced by the amount of any pension payable by the Company under the Salaried Pension Plan, by the amount of benefits under the Restoration Plan and by any other defined benefit retirement programs of the Company.

Other Agreements Relating to Employment

The Company has entered into an employment agreement with Mr. Bleustein which provides that, upon termination of employment for reasons other than cause, the Company will pay Mr. Bleustein certain amounts, including his base compensation in effect on the date of such termination (which currently would approximate the amount of cash compensation set forth in the Summary Compensation Table) for a period not exceeding one year, and the Company will continue other benefits to which he was entitled prior to termination. HDFS has entered into an employment agreement with Ms. Zarcone which provides that, upon termination of employment for reasons other than cause, HDFS will pay Ms. Zarcone certain amounts, including her base compensation in effect on the date of such termination (which currently would approximate the amount of cash compensation set forth in the Summary Compensation Table) for a period not exceeding one year, and the Company will continue other benefits to which she was entitled prior to termination. Such employment agreements do not establish minimum base salary levels for Mr. Bleustein or Ms. Zarcone.

The Company offers a standard form of Severance Benefits Agreement that has been executed by certain executives including Messrs. Bleustein, Ziemer and McCaslin and Ms. Lione. The Severance Benefits Agreement provides for up to one year’s salary and up to one year of certain employee benefits in the event of a termination of employment by the Company other than for cause.

The Company has entered into Transition Agreements with the named executive officers and certain other key executives that become effective upon a change of control of the Company as defined in the Transition Agreements. The Transition Agreements provide that, in the event of termination of such individual’s employment with the Company for any reason (other than death) within two years (three years in the case of Mr. Bleustein) after a change of control of the Company, such individual will receive a cash payment in an amount equal to the product of three multiplied by the sum of (i) the individual’s highest annual base salary during the five-year period preceding termination, (ii) the highest annual bonus paid during the five-year period preceding termination and (iii) the individual’s annual perquisite payment. Such individuals will also receive immediate vesting in any retirement, incentive, stock option and other deferred compensation plans. In addition, the covered individuals will receive three years of continued medical benefits and outplacement services. The contracts state that if any of the payments to the employees are considered “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, then the Company will pay the penalty imposed upon the employee plus a tax gross-up.

A “change of control” for purposes of the Transition Agreements includes the following events: (i) continuing directors no longer constitute at least two-thirds of the directors serving on the Board, (ii) any person or group becomes a beneficial owner of 20% or more of the Common Stock, (iii) the Company’s shareholders approve a merger involving the Company, the sale of substantially all of the Company’s assets or the liquidation or dissolution of the Company, unless in the case of a merger continuing directors constitute at least two-thirds of the directors serving on the board of directors of the survivor of such merger, or (iv) at least two-thirds of the continuing directors in office immediately prior to a proposed action determine that the proposed action, if taken, would constitute a change of control of the Company and such action is taken. A continuing director is a director of the Company who was a director on a specified date (generally on or shortly prior to the date of the applicable transition agreement) or who was nominated or elected by two-thirds of the continuing directors (except in the case of an actual or threatened proxy or control contest).

Certain executives, including Messrs. Bleustein, Ziemer and McCaslin and Ms. Lione, are entitled to receive a lump sum payment equal to one year’s salary plus applicable taxes upon retirement at or after age 55. This benefit has been adopted by the Company in lieu of providing post-retirement life insurance.

Ms. Zarcone is not covered by the benefit described in the previous paragraph and she is not covered under the Salaried Pension Plan. However, she has a life insurance benefit that was established before the Company completed the purchase of HDFS in December 1999. As part of the purchase, the

Company assumed a Split Dollar Agreement (the “Insurance Agreement”) dated March 30, 1999 between Phillip Charles Zarcone as Trustee of the Donna Josephine Frett Zarcone Irrevocable Trust (the “Trust”) and HDFS (f/k/a Eaglemark Financial Services, Inc.). The Trust owns the insurance policy that is the subject of the Insurance Agreement and the Company is obligated to make the premium payments. This Insurance Agreement was previously disclosed in the Company’s quarterly report on Form 10-Q filed in the second quarter of 2002. In light of recent tax law changes that significantly increase Ms. Zarcone’s income tax obligation, the Insurance Agreement was amended. The Company is still obligated to make annual premium payments not to exceed $112,914 per year for the years 2004 through 2005, so long as Ms. Zarcone remains a full-time employee of HDFS. The Company does not have any right to recover these premium payments. These premium payments are reflected in Ms. Zarcone’s compensation in the Summary Compensation Table.

HUMAN RESOURCES COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The Human Resources Committee is responsible for establishing, reviewing and revising the compensation policies for the Company’s executive officers. All members of the Human Resources Committee are independent in accordance with the requirements of the NYSE.

This report is being included pursuant to Securities and Exchange Commission rules designed to enhance disclosure of public companies’ executive compensation policies. This report addresses the Company’s compensation policies for 2003 as they affected the Chief Executive Officer and the Company’s other executive officers.

General

Under the supervision of the Human Resources Committee, the Company has developed and implemented compensation policies, plans and programs that seek to attract and retain qualified and talented employees and enhance the profitability of the Company. In furtherance of these goals and in addition to benefit plans available to salaried employees generally, the Company’s executive compensation policies, plans and programs consist of base salary, annual incentive compensation, annual stock option grants, annual perquisite payments (cash payments made in lieu of receiving other benefits from the Company such as a car, payment of dues for a club membership and payment for financial planning services), the Restoration Plan, the Supplemental Agreements, a non-qualified deferred compensation plan and life insurance benefits.

In addition to the experience and knowledge of the Human Resources Committee and the Company’s Human Resources staff, the Human Resources Committee retains the services of an independent human resources consultant in making its executive compensation decisions. Each year, the Company’s Human Resources staff selects several executive or other officer positions for benchmarking against comparable companies. The Human Resources staff and the independent human resources consultant retained by the Human Resources Committee jointly select the comparable companies and the comparable companies selected are confirmed by the Human Resources Committee. The independent human resources consultant analyzes compensation summary data for the specified types of executive or officer positions at comparable companies and prepares a written analysis (collectively, the “Independent Compensation Analysis”). The Independent Compensation Analysis includes base salary (including the percentage increase over the prior year), annual bonus percentage and stock option information for the comparable companies by position. The Independent Compensation Analysis also recommends ranges for base salary, annual bonus and stock option compensation for the selected Company executive or officer positions.

The comparable companies used to benchmark executive compensation are not included on the Performance Graph below because they change from year to year depending on both the Company’s and other companies’ performance. The purpose of the Performance Graph is to compare the performance of Common Stock over a five-year period against a stock index or a fixed group of companies. In contrast, the Company generally utilizes compensation surveys to compare its executive compensation policies against companies that have performance and other characteristics similar to those of the Company during a limited period of time. The Company believes that including such companies as a separate group on the Performance Graph would be confusing and potentially misleading.

In general, it is the policy of the Human Resources Committee to fix executive base salary range midpoints at levels at or below the median amounts paid to executives with similar qualifications, experience and responsibilities at other comparable businesses. Executives’ base salaries are determined by individual performance evaluations and potential future contributions to the Company. It is also the policy of the Human Resources Committee generally to establish incentive cash compensation opportunities and stock option grants at levels above the median amounts paid or granted to executives with similar qualifications, experience and responsibilities at other comparable businesses. The Company intends to provide a total compensation opportunity for Company executives that is above average, but with an above average amount of the total compensation opportunity at risk and dependent upon continuously improving Company performance. In all cases, the Human Resources Committee considers the total potential compensation payable to each of the named executive officers and other executives when establishing or adjusting any element of their compensation package.

In particular, the process for the review and approval of the Chief Executive Officer’s total compensation is set forth in the Charter of the Human Resources Committee. The Human Resources Committee reviews the total compensation of the Chief Executive Officer and makes a recommendation to the independent directors of the Board. In making this recommendation, the Human Resources Committee receives the input of all of the independent directors of the Company on the performance of the Chief Executive Officer.

2003 Base Salary

Executive base salaries are reviewed annually. In February 2003, the Human Resources Committee, in consultation with the Vice President, Human Resources, increased Mr. Bleustein’s base salary by approximately 8%. Mr. Bleustein’s salary was increased to be competitive with the median salary levels of chief executive officers as stated in the Independent Compensation Analysis and was based upon the Human Resources Committee’s subjective assessment of Mr. Bleustein’s past performance (including his leadership and his role in the financial performance of the Company) and its expectations for his future contribution in leading the Company.

Also in February 2003, the Human Resources Committee reviewed, with the Chief Executive Officer and the Vice President, Human Resources, and approved the annual salary plan for the Company’s other executive officers. The annual salary plan was developed by the Company’s Human

Resources staff under the direction of the Chief Executive Officer and is based primarily upon each executive’s individual performance evaluation for the prior year, the anticipated future contribution of each executive and the Independent Compensation Analysis. Base salaries in 2003 for the named executive officers are set forth in the Summary Compensation Table. Based on the Independent Compensation Analysis, the Human Resources Committee believes that the base salaries paid to the Company’s executive officers are generally at or below the median of base salaries paid to comparable executive officers of comparable companies.

2003 Incentive Cash Compensation

The Company and its affiliates have four separate short term incentive plans in which executive officers participated for 2003. Messrs. Bleustein and Ziemer participated in the Company’s Corporate STIP; the other named executive officers, excluding Ms. Zarcone, and certain other executive officers participated in the Motor Company 2003 Short Term Incentive Plan (the “Motor Company STIP”); and Ms. Zarcone participated in the HDFS 2003 Short Term Incentive Compensation Plan (the “HDFS STIP”). In December 2002, the Human Resources Committee reviewed and approved the Motor Company STIP for 2003 and target awards for Motor Company executive officers in the Motor Company STIP; the HDFS STIP for 2003 and target awards for HDFS executives in the HDFS STIP; and the Buell Short Term Incentive Compensation Plan. Also in December 2002, the Human Resources Committee established the performance target and target awards under the Corporate STIP for 2003 for participating executive officers. Award payouts under the Motor Company STIP were based upon Motor Company financial targets related to earnings before interest and taxes and Motor Company objectively measured strategic targets related to product quality and customer satisfaction. The resulting performance payout for 2003 under the Motor Company STIP was 230% of target award. Award payouts under the HDFS STIP were based on the percentage increase in operating income and rate of return on equity. The mathematical formula would have provided a bonus of 402% of target award. However, the terms of the 2003 HDFS STIP limit the target award to a maximum of 250%. The target awards for the five named executive officers ranged from 50% to 100% of their respective 2003 base salaries (the “Individual Target Award”). Mr. Bleustein’s Individual Target Award for 2003 was 100% of his base annual salary. The amount of each named executive’s Individual Target Award is reviewed annually based upon the Independent Compensation Analysis, the executive’s individual performance evaluation for the prior year and the Human Resources Committee’s appraisal of the executive’s anticipated future contribution to the Company.

The Human Resources Committee selected consolidated net income as the sole performance criterion for the 2003 Corporate STIP formula. This mathematical formula would have provided a bonus of 286% of the individual target award. The terms of the Corporate STIP, as modified by the shareholders in May 1999, limit the total dollar payment to any one individual to $2 million per year. Under the terms of the Corporate STIP, the Human Resources Committee also has the discretion to reduce awards determined by the formula by up to 50%. Given these terms and limitations, the Human Resources Committee decided not to exercise its discretion and determined that Mr. Bleustein’s actual 2003 Corporate STIP award would be $2,000,000. Had there not been a cap of $2 million per year on the 2003 Corporate STIP, Mr. Bleustein’s bonus would have been $2,463,260. The awards for the other executive officers were determined mathematically, subject to certain maximum limitations, under the respective plans applicable to each of them. All short term incentive plan awards paid or payable for 2003 by the Company with respect to the Chief Executive Officer and the named executive officers are set forth in the Summary Compensation Table. In December 2003, the Human Resources

Committee selected earnings per share growth as the sole performance criterion for the 2004 Corporate STIP formula to better align the Corporate STIP with shareholders’ interests. Any awards under the Corporate STIP for 2004 are contingent on shareholder approval of the Corporate STIP, as amended. The amended Corporate STIP is attached to this Proxy Statement as Appendix B.

In May 2002, the Human Resources Committee adopted a Deferred Long-Term Incentive Plan (the “Deferred Plan”) for Mr. Bleustein to recognize his past contributions to the Company and to give him an incentive for future performance. This Deferred Plan was previously disclosed in the Company’s 2002 second quarter 10-Q. The Deferred Plan gives the Human Resources Committee the flexibility to award bonuses of up to an aggregate amount of $5 million to Mr. Bleustein during years 2002 through 2006. These bonuses are to be awarded based upon Mr. Bleustein’s performance relative to the goals established by the Human Resources Committee, which focus on the Company’s performance and his individual performance. Pursuant to the Deferred Plan, any bonuses awarded during years 2002 through 2006 are not paid until Mr. Bleustein retires from the Company. In December 2003, the Human Resources Committee awarded $1.5 million to Mr. Bleustein under the Deferred Plan based upon his excellent performance in 2003.

2003 Stock Option Grants

While the short term incentive plans provide Company executives with incentives to maximize Company performance on an annual basis, the Human Resources Committee believes that it is also important to provide incentives that more directly tie executives’ long term compensation to long term returns to the Company’s shareholders. This long term incentive compensation opportunity is provided through the Company’s stock option plans. Annually, the Human Resources Committee reviews, with the Vice President, Human Resources and, except in the case of his own stock option grant, the Chief Executive Officer, and approves individual stock option grants based on a formula calculation for each of the Company’s executive officers, including the named executive officers. The amount of each executive’s stock option grants is subjectively determined based upon the executive’s individual performance evaluation for the prior year, the executive’s base salary and an appraisal of the executive’s anticipated long term future contribution to the Company. The amount of the Chief Executive Officer’s stock grant is subjectively determined by the Human Resources Committee based upon the same criteria as set forth in the preceding sentence with information provided in the Independent Compensation Analysis. The stock options granted to the named executive officers in 2003 are set forth in the Summary Compensation and Option Grants Tables.

Other Compensation

The Human Resources Committee believes that the compensation paid or payable pursuant to the Company’s annual perquisite payments, Pension Benefit Restoration Plan, supplemental pension agreements, non-qualified deferred compensation plan, life insurance benefits and the benefit plans available to salaried employees generally is competitive with the benefit packages offered by comparable employers. From time to time, the Company obtains data to ensure that such benefit plans and programs remain competitive and reviews that data with the Human Resources Committee.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code provides that a publicly held corporation will not be entitled to deduct for federal income tax purposes compensation paid to a named executive officer in excess of $1 million in any year. Incentive compensation based on company performance, provided it is paid pursuant to a plan which has been approved by shareholders and meets certain other criteria, is not subject to Section 162(m). Compensation paid under the Company’s stock option plans and the Corporate STIP qualifies as incentive compensation under Section 162(m). It is the Human Resources Committee’s intention to utilize incentive compensation as a substantial component of the Company’s executive compensation program and to attempt to structure the payment of compensation so that the Company will not lose deductions under Section 162(m). There is a significant likelihood, however, that the Company will not be entitled to deduct a portion of the compensation reported for Ms. Zarcone in 2003 or a substantial portion of the compensation arising out of the vesting of the restricted stock granted to Mr. McCaslin prior to 2003. This grant of restricted stock to Mr. McCaslin was not structured as incentive compensation under Section 162(m).

Conclusion

Over the last five calendar years, shareholders of the Company have enjoyed a total return of approximately 101%. During that same period of time the Standard & Poor’s 500 and MidCap 400 Indexes had total returns of –7% and 55%, respectively, as illustrated in the performance graph below. The Human Resources Committee believes that the compensation policies and practices of the Company described in this report have supported this performance. In addition, the Human Resources Committee believes that these compensation policies and practices are in the best interests of the Company and consistent with the Company’s commitment to balance the interests of all of the Company’s stakeholders including its customers, suppliers, employees, shareholders, government and society.

2003 Human Resources Committee of the Board of Directors

Barry K. Allen

George H. Conrades, Chairman

Sara L. Levinson

Performance Graph

The Securities and Exchange Commission requires the Company to include in this Proxy Statement a line graph presentation comparing cumulative five year Common Stock returns with a broad-based stock index and either a nationally recognized industry index or an index of peer companies selected by the Company. The Company has chosen to use the Standard & Poor’s 500 Index as the broad-based index and the Standard & Poor’s MidCap 400 Index as a more specific comparison. The Standard & Poor’s MidCap 400 Index was chosen because the Company does not believe that any other published industry or line-of-business index adequately represents the current operations of the Company.

PERFORMANCE GRAPH

Comparison of Five Year Cumulative Total Return*

	1998	1999	2000	2001	2002	2003

Harley-Davidson, Inc.	$100	$135	$167	$228	$194	$201

S&P MidCap 400	$100	$115	$135	$134	$115	$155

S&P 500	$100	$119	$107	$93	$73	$93

*Assumes $100 invested on December 31, 1998

CERTAIN TRANSACTIONS

Mr. James, a director of the Company, is Chairman, Chief Executive Officer and an equity owner of Fred Deeley Imports Ltd. (“Deeley Imports”), the exclusive distributor of the Company’s motorcycles in Canada. The Company in 2003 recorded revenue and financial services income from Deeley Imports of $135.2 million and had an accounts receivable balance due from Deeley Imports of $19.4 million as of December 31, 2003. The Company anticipates that it will do a similar amount of business with Deeley Imports in 2004. The Nominating and Corporate Governance Committee has considered this relationship under the Company’s Conflict of Interest Process for Directors and Executive Officers. The Committee has waived any conflict of interest that this relationship may represent on the basis that the Company provided the products and services that generated the revenue and income from Deeley Imports in the ordinary course of business at prices and on terms and conditions that the Company believes are the same as those that would result from arm’s-length negotiations between unrelated parties.

Mr. Conrades, a director of the Company, is Chairman and Chief Executive Officer of Akamai Technologies, Inc. (“Akamai”). The Company and Akamai have continued a commercial relationship that existed before Mr. Conrades joined the Board under which Akamai provides internet content distribution services. The relationship does not preclude Mr. Conrades from qualifying as an independent director under the Board’s categorical independence standards. The Nominating and Corporate Governance Committee has considered this relationship under the Company’s Conflict of Interest Process for Directors and Executive Officers. The Committee has waived any conflict of interest that this relationship may represent on the basis the relationship existed before Mr. Conrades joined the Board and the fees paid to Akamai were negotiated on an arm’s length basis and are well below the categorical independence standard adopted by the Board.

Ms. Lione is married to a partner in the law firm of Foley & Lardner LLP. That law firm has performed legal services for the Company for many years predating Ms. Lione’s employment at the Company and her spouse’s election to partnership in 2000. In 2003, the Company paid Foley & Lardner approximately $1.8 million for legal services. Such services are in areas other than patent and patent related work, her spouse’s area of specialty. The Human Resources Committee has considered this relationship under the Company’s Conflict of Interest Process for Directors and Executive Officers. The Committee has waived any conflict of interest that this relationship may represent on the basis that the law firm has had a historical relationship with the Company, the Company does not use the law firm for any patent or patent related legal work and these relationships have been voluntarily disclosed in the proxy statement since 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and executive officers are required to disclose their holdings of and transactions in the Common Stock of the Company on forms prescribed by the Securities and Exchange Commission. In October 2003, Mr. William B. Dannehl became an executive officer of the Company and the Form 3 notifying the Securities and Exchange Commission of his status as a Company insider was filed late. Based on forms the Company filed on behalf of such persons with the Securities and Exchange Commission, the Company believes that all of the Company’s directors and executive officers otherwise complied with their obligations under Section 16(a) during 2003.

2—APPROVAL OF THE AMENDED CORPORATE SHORT TERM INCENTIVE (STIP) PLAN

The Company is seeking shareholder approval of the Harley-Davidson, Inc. Amended Corporate Short Term Incentive Plan (“Corporate STIP”). The Corporate STIP has been used by the Company to provide incentive compensation to select executives since the approval by the Company’s shareholders in May 1994 and re-approval by the Company’s shareholders in May 1999. To enable the Company to continue to pay compensation under the Corporate STIP that will constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”), the Company must, at the Annual Meeting, again obtain shareholder approval of the Corporate STIP. In the context of seeking such approval, at its February 10, 2004 meeting, the Board chose to amend the Corporate STIP in certain respects to update the Corporate STIP. The following summary description is qualified in its entirety by reference to the full text of the Corporate STIP, which is attached to this Proxy Statement as Appendix B.

Summary of Proposal. The Company intends to provide a total compensation opportunity for its employees that includes incentive compensation dependent upon continuously improving performance. The Company has historically provided short term incentive compensation plans in which substantially all employees of the Company’s divisions and subsidiaries are eligible to participate. The amounts paid under such plans over the past three years for the five named executive officers are included in bonus amounts set forth in the Summary Compensation Table. The purpose of the Corporate STIP is to provide the Company’s Chief Executive Officer and certain other eligible executives who do not participate in other Company incentive compensation plans an increased financial incentive to contribute to the future success and prosperity of the Company. Under the Corporate STIP, potential awards and pertinent performance criteria are established at the beginning of each year or portion of a year that ends on the last day of the year. Final incentive awards are determined after each year based upon actual performance.

Administration. The Human Resources Committee, or a successor committee to the Human Resources Committee (the “HR Committee”), administers the Corporate STIP.

Eligibility. Only the Company’s “executives,” as defined in Section 2.11 of the Corporate STIP (a term that could include a person who is only an officer of a subsidiary of the Company), are eligible to participate in the Corporate STIP. As of December 31, 2003, the Company’s executives included the persons named in the Summary Compensation Table as well as six other persons. The Company does not believe that the number of its executives will increase significantly in the foreseeable future. The HR Committee selects, in its sole discretion, the executives who will participate in the Corporate STIP for a given year or portion of a year. At the time of selection, the HR Committee also fixes a target percentage for each participant. A participant’s target award for the period is equal to the participant’s target percentage multiplied by the participant’s base salary.

Award Description. The HR Committee determines, with respect to each participant for a year or portion of a year, the corporate performance measures that will be applied to determine the size of the participant’s final incentive award. The Corporate STIP specifies that the HR Committee may use any one or more of the financial performance categories set forth in Section 2.15 of the Corporate STIP for any one or more participants. If the HR Committee chooses more than one performance category for any one or more participants, then the HR Committee gives each performance category a weight so that for each participant the total weight of all applicable performance categories equals 100%.

The Corporate STIP does not specify target performance for the performance categories. Rather, as to each performance category that the HR Committee selects as the basis for potential awards in any year or portion of a year, the HR Committee also establishes a performance scale. On the scale, 0% represents below minimum performance in the performance category for the applicable year or portion of a year, 100% represents target performance, and a percentage equal to or greater than 100% represents maximum performance. The HR Committee must approve a scale so that, at the end of the year, a performance percentage may be objectively calculated for any given level of actual performance within that category during the year or portion of a year.

Following completion of each year, the final incentive award amount is calculated for each participant. A performance percentage is determined for each performance category based upon actual performance and the applicable performance scale. Where more than one performance category applies to a participant, the resulting percentages are reduced to reflect weighting. The resulting total percentage is applied to a participant’s target award to determine the maximum performance award a participant is eligible to receive under the Corporate STIP for the relevant year or portion of a year. The HR Committee must approve the calculations and may, in its sole discretion, reduce the amount of any maximum performance award by up to 50%. The maximum performance award, less any reduction by the HR Committee, equals the final incentive award payable for the applicable year or portion of a year.

Payments of final incentive awards under the Corporate STIP are to be made, in the sole discretion of the HR Committee, in cash, shares of Common Stock or both. If shares of Common Stock are used, they will be issued pursuant to the Harley-Davidson, Inc. 2004 Incentive Stock Plan (the “2004 Plan”) and will be valued at fair market value as defined in the 2004 Plan. Except as otherwise provided by the HR Committee, to the extent an award is paid in shares of Common Stock, a participant cannot defer payment of the award under the terms of any deferred compensation or other plan of the Company.

Under the Corporate STIP, the HR Committee is required to fix target awards and performance criteria prior to the commencement of each year or portion of a year (or such later date as may be permitted under Section 162(m)).

Other Limitations. Under the Corporate STIP, the final incentive award paid to a participant for any one year (or for multiple periods within a year) cannot exceed $3 million.

Transferability Restrictions. Participants generally may not transfer performance awards or subject them in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge.

Termination of Employment. A participant whose employment terminates prior to the end of a year generally is not entitled to receive any performance award for that year or portion of a year. However, the HR Committee may, in its sole discretion, provide for a partial or complete payment if termination is due to death, disability or retirement.

Change of Control. In addition, in connection with a Change of Control Event (as defined in the 2004 Plan) during a year, the HR Committee may, in its sole discretion, provide for the immediate payment to all participants of either:

(1)	awards for the entire year or a portion of the year based upon annualizing performance through the end of the most recently completed fiscal month prior to the payment; or

(2)	target awards for the year or portion of a year.

Termination of or Change to the Corporate STIP. The Board may from time to time or at any time suspend or terminate the Corporate STIP or amend the Corporate STIP in any manner without obtaining further shareholder approval. However, if the Board amends the Corporate STIP to increase the maximum final incentive award that can be paid to a participant for any one year (or for multiple periods within a year) or to change the financial performance categories set forth in the Corporate STIP, then further shareholder approval would be required to retain the benefits afforded by shareholder approval of the Corporate STIP under the Internal Revenue Code in respect of awards to which such changes apply.

Discussion of Amendments. The above discussion reflects the terms of the Corporate STIP as amended by Board action on February 10, 2004. At such time, the Board amended the Corporate STIP to:

(1)	expand the performance categories to include: (a) total shareholder return; (b) economic value added or other capital-based profit measure; (c) customer satisfaction; (d) market share; and (e) product quality;

(2)	increase the maximum final incentive award that may be paid to a participant for any one year from $2 million to $3 million; and

(3)	eliminate a provision reserving shares for issuance under the Corporate STIP, instead providing that any shares of Common Stock issued in connection with the Corporate STIP will be issued pursuant to the 2004 Plan.

New Plan Participants. The HR Committee selected Messrs. Bleustein and Ziemer to participate in the Corporate STIP for 2004, and based on information currently available, no other officers or employees of the Company will participate in the Corporate STIP for all or part of 2004. The following table identifies the 2004 target award under the Corporate STIP for each of the two 2004 participants, each of which is contingent on shareholder approval of the amended Corporate STIP.

Name and Position	Target Award Dollar Value(1)

Jeffrey L. Bleustein, Chairman of the Board and Chief Executive Officer	$875,000
James L. Ziemer, Vice President and Chief Financial Officer	$255,347

(1) Assumes no change in base salary after April 1, 2004.

Vote Requirement. The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting is required for approval of the amended Corporate STIP. For purposes of determining the vote regarding this proposal, abstentions and broker nonvotes will have no impact on the vote, provided that shareholders holding a majority of the outstanding shares of Common Stock cast votes on the proposal. Proxies solicited by the Board will be voted “FOR” approval of the proposal to approve the amended Corporate STIP, unless a shareholder specifies otherwise.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED CORPORATE STIP.

3—APPROVAL OF THE 2004 INCENTIVE STOCK PLAN

The Company is seeking shareholder approval of the Harley-Davidson, Inc. 2004 Incentive Stock Plan (the “2004 Plan”). The Board adopted the 2004 Plan on February 10, 2004, subject to shareholder approval. The following summary description of the 2004 Plan is qualified in its entirety by reference to the full text of the 2004 Plan, which is attached to this Proxy Statement as Appendix C.

Summary of Proposal. Two critical objectives of the Company’s compensation strategy are to reward employees for shareholder value creation and to align the interests of shareholders and employees. Stock-based incentive awards are a critical component of the Company’s compensation strategy to achieve these two objectives. In addition, stock-based incentives provide a valuable tool to attract and retain key employees.

The current 1995 Stock Option Plan (“1995 Plan”) has been used conservatively by the Company to provide equity incentive awards to employees over the last nine years. However, the 1995 Plan only has enough shares remaining to provide stock-based incentive awards for 2004. Beginning in 2005, to provide competitive incentive awards to employees, a new share authorization is necessary.

While the Company believes the current compensation program provides competitive opportunities and provides a valuable way to align the interests of employees and shareholders, the Company also recognizes that the external environment for compensation continues to change. Among other things, stock options may require an accounting expense in future years. Thus, the Company will be re-evaluating its compensation strategy and programs during 2004 to ensure they continue to provide a competitive opportunity and to align the interests of shareholders and employees. The 2004 Plan is designed with maximum flexibility to grant stock options, stock appreciation rights, performance-based equity awards, restricted stock or other equity vehicles (each, an “Award”), while maintaining limits that attempt to ensure shareholder dilution levels continue to remain at or below those of comparable companies.

The Company believes its historically conservative use of equity incentives has contributed to significant shareholder value creation. The Company’s three-year average run rate (defined as annual options granted as a percentage of common shares outstanding, or “CSO”) of approximately 0.4%, total options outstanding of approximately 2.8% of CSO (as of third quarter 2003), and its total overhang (defined as total options outstanding plus shares authorized but unissued) of approximately 3.7% of CSO (as of third quarter 2003) are all significantly lower than these measures for comparable companies over the same period. In contrast, the Company’s total shareholder return over the last five years has exceeded the return on the Standard & Poor’s 500 and MidCap 400 Indexes as reflected in the Performance Graph set forth on page 30.

Administration. The 2004 Plan will be administered by (1) the Human Resources Committee of the Board; (2) a successor committee to the Human Resources Committee with the same or similar authority; (3) to the extent permitted by law, such other committee as the Board or the Committee may designate; or (4) to the extent permitted by law, to the Chief Executive Officer of the Company (the “Committee”).

The Committee has full authority to interpret and administer the 2004 Plan to carry out the provisions and purposes of the 2004 Plan. The Committee has the authority to determine those persons eligible to receive Awards and to establish the terms and conditions of any Awards.

Eligibility. Awards may be made to any officer or other employee of the Company or any of its affiliates or any individual that the Company or any of its affiliates has engaged to become an officer or other employee. As of March 10, 2004, there were approximately 457 officers and employees of the Company and its affiliates eligible to participate in the 2004 Plan. The number of eligible officers and employees is expected to increase over time based upon future growth of the Company.

Types of Awards. The 2004 Plan provides for grants of stock options, stock appreciation rights, performance awards, restricted stock, restricted stock units, STIP shares (as defined below) and dividend equivalent units, whether granted singly or in combination, pursuant to which shares of Common Stock, cash or other property may be delivered to the Award recipient.

Options. An option is the right to purchase shares of Common Stock at a future date at a specified exercise price. The per share exercise price will be determined by the Committee, provided that the exercise price is not less than the fair market value of the underlying shares of Common Stock on the date of grant. The Committee determines the date after which options may be exercised in whole or in part and the date on which each option expires, which cannot be more than ten years from the date of grant. The exercise price of an option may be paid in cash or, subject to such conditions or prohibitions as may be set by the Committee, by delivering shares of Common Stock or a combination of cash and stock. Subject to the discretion of the Committee, a participant may elect to have the Company withhold shares of Common Stock otherwise issuable to the participant upon the exercise of an option for purposes of paying withholding amounts relating to income or other taxes incurred by reason of the exercise.

Stock Appreciation Rights. A stock appreciation right is a contractual right granted to the participant to receive, either in cash or shares of Common Stock, an amount equal to the appreciation of one share of Common Stock from the date of grant. Stock appreciation rights may be granted as freestanding Awards, or in tandem with other types of Awards. Unless otherwise determined by the Committee, if a stock appreciation right is granted in relation to an option, the terms and conditions applicable to the stock appreciation right will be identical to the terms and conditions applicable to the option. A stock appreciation right granted in relation to an option may only be exercised upon surrender of the right to exercise such option for an equivalent number of shares. Likewise, an option granted in relation to a stock appreciation right may only be exercised upon surrender of the right to exercise such stock appreciation right for an equivalent number of shares.

Performance Shares. A performance share is a right to receive shares of Common Stock to the extent that performance goals set by the Committee are met during a specified performance period.

Performance Units. A performance unit is a right to receive payment valued in relation to a unit that is equal in value to the fair market value of one or more shares of Common Stock, to the extent that performance goals set by the Committee are met during a specified performance period.

Restricted Stock. A restricted stock award is an award typically for a fixed number of shares of Common Stock that is subject to a risk of forfeiture or other restrictions. The Committee will specify the terms for the risk of forfeiture, including the passage of time or achieving specified performance objectives, or both, and any other restrictions (for example, restrictions on transfer) imposed on the shares.

Restricted Stock Units. A restricted stock unit is a right to receive payment that is subject to vesting restrictions. The Committee will specify the conditions on vesting, including the passage of time or specified performance objectives, or both. Payment will be calculated in relation to a unit that is equal in value to the fair market value of one or more shares of Common Stock.

STIP Shares. STIP shares are shares of Common Stock delivered in payment or partial payment of an award under the Corporate STIP or other incentive plans of the Company or its affiliates as designated by the Committee.

Dividend Equivalent Units. A dividend equivalent unit represents a right to receive an amount equal to all or any portion of the regular cash dividends that would be paid on a specified number of shares of Common Stock if such shares were owned by the Award recipient.

Shares Subject to the Plan; Other Limitations of Awards. The total number of shares of Common Stock available for grants of Awards under the 2004 Plan is 12,000,000, plus any unused shares of Common Stock available under the 1995 Plan at the date of the Annual Meeting, which is estimated to be another 1,412,461 shares, and shares subject to awards under the 1995 Plan that would again become available for new grants under the terms of such plan if such plan were still in effect. In addition, the 2004 Plan provides that the number of shares of Common Stock available for future Awards will be reduced by two shares for each one share issued in connection with restricted stock, restricted stock units, performance shares and/or performance share units and by one share for each one share issued in connection with any other type of Award.

To the extent that any shares of Common Stock subject to an Award are not issued because the Award expires without having been exercised, is cancelled, terminated, forfeited or is settled without the issuance of Common Stock (including, but not limited to, shares tendered to exercise outstanding options, shares tendered or withheld for taxes on Awards or shares issued in connection with a restricted stock or restricted unit award that are subsequently forfeited), such shares will be available again for grants of Awards under the 2004 Plan. The shares to be delivered under the 2004 Plan may consist of, in whole or in part, shares of Common Stock purchased by the Company for the purpose of such Awards, shares of treasury Common Stock or authorized but unissued shares of Common Stock not reserved for any other purpose.

No participant may receive in a calendar year:

(1)	options and/or stock appreciation rights with respect to more than 800,000 shares of Common Stock (which amount will be reduced, in the initial calendar year in which the 2004 Plan is effective, by the number of options granted to the participant under the 1995 Plan, if any);

(2)	restricted stock and/or restricted stock units relating to more than 400,000 shares of Common Stock; or

(3)	performance shares and/or performance units for more than 400,000 shares of Common Stock.

Awards may not be granted under the 2004 Plan after April 24, 2014.

Transferability Restrictions. Except as otherwise permitted by the Committee, participants generally may not transfer 2004 Plan Awards or subject them in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge.

Termination of Employment. In the event of a participant’s retirement at or after age 62 (or earlier with the consent of the Committee), any outstanding option will, in general, be exercisable by the participant or his or her beneficiary within three years after such event (but not subsequent to the expiration of the option). In the event of a participant’s death or disability, any outstanding option may be exercisable by the participant or his or her beneficiary for a period of up to one year after such event (but not subsequent to the expiration of the option). In the event of a participant’s voluntary or involuntary termination of employment with the Company or its subsidiaries for any reason other than retirement, death or disability, any outstanding options will expire 90 days from the date of termination of employment (or upon expiration of the option, if an earlier date).

The Committee will determine, in its sole discretion, whether all or a portion of the performance goals subject to a performance share or performance unit award are deemed to be achieved upon a participant’s retirement, death or disability, or whether all or any portion of the restrictions imposed on a restricted stock or restricted stock unit award will be accelerated upon a participant’s retirement, death or disability.

Adjustment in Capitalization. If an “adjustment event” occurs, the Committee, in its sole discretion, shall adjust appropriately:

(1)	the aggregate number of shares of Common Stock available for Awards;

(2)	the aggregate limitations on the number of shares of Common Stock that may be awarded to any particular participant in any particular year;

(3)	the aggregate number of shares of Common Stock subject to outstanding Awards; and

(4)	the grant, purchase or exercise price of Awards.

To the extent deemed equitable and appropriate by the Committee, with respect to any “adjustment event” that is a reorganization, merger, consolidation, combination or similar transaction, an Award granted under the 2004 Plan shall be deemed to pertain to the securities, cash or other property that a holder of the number of shares of Common Stock subject to the Award would have been entitled to receive in connection with such an “adjustment event.” For purposes of the 2004 Plan, an “adjustment event” means any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or events affecting the Common Stock.

Change of Control. In the event of a change of control of the Company, the following provisions apply:

(1)	Options/Stock Appreciation Rights: All outstanding options and stock appreciation rights will become immediately exercisable in full, and each holder of such outstanding options or stock appreciation rights will have the right to surrender such Award within 30 days of the change of control and receive an amount of cash equal to the highest closing price of the Common Stock in the 60-day period preceding the change of control.

(2)	Restricted Stock/Restricted Stock Units: All outstanding restricted stock and restricted stock unit Awards will immediately vest, any period of forfeiture or restrictions to which restricted stock and restricted stock units are subject will lapse, and each holder of such restricted stock or restricted stock unit Awards will have the right to surrender such Award within 30 days of the change of control and receive an amount of cash equal to the highest closing price of the Common Stock in the 60-day period preceding the change of control for each share subject to such Award.

(3)	Performance Shares/Performance Units: Holders of a performance share or performance unit Award for which the performance period has not expired will have the right to surrender such Award within 30 days of the change of control and receive an amount of cash equal to the product of (a) the highest closing price of the Common Stock in the 60-day period preceding the change of control and (b) a fraction, the numerator of which is the number of complete months since the commencement of the performance period, and the denominator of which is number of complete months in the performance period. Holders of a performance share or performance unit Award that has been earned but not yet paid will promptly receive a cash payment equal to the value of the performance share or performance unit.

(4)	Dividend Equivalent Units: All dividend equivalent units will become immediately vested and payable, except that dividend equivalent units awarded in connection with another Award will vest and become payable to the same extent as the related Award.

For purposes of the 2004 Plan, a “change of control” includes any of the following events:

(a)	continuing directors (any person who was either a director on April 24, 2004 or was a member of the Board whose election or nomination to the Board was approved by a vote of at least two-thirds (2/3) of the continuing directors (other than a person whose election was as a result of an actual or threatened proxy or other control contest)) no longer constitute at least two-thirds of the directors serving on the Board;

(b)	any person or group becomes a beneficial owner of 20% or more of the Common Stock;

(c)	the Company’s shareholders approve a merger involving the Company, the sale of substantially all of the Company’s assets or the liquidation or dissolution of the Company, unless in the case of a merger the continuing directors constitute at least two-thirds of the directors serving on the board of directors of the survivor of such merger; or

(d)	at least two-thirds of the continuing directors determine that a proposed action, if taken, would constitute a change of control of the Company and such action is taken.

Termination of or Changes to the 2004 Plan. The Board or Committee may suspend or terminate the 2004 Plan in whole or in part or amend it as the Board or Committee deems appropriate. However, no amendment may be made without approval of the shareholders if such amendment would:

(1)	increase the aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the 2004 Plan, except pursuant to an adjustment of the type described above in “Adjustment in Capitalization”;

(2)	increase the number of shares of Common Stock that may be issued pursuant to Awards granted to a single participant in any calendar year, except pursuant to an adjustment of the type described above in “Adjustment in Capitalization”; or

(3)	result in a downward repricing of stock options, except pursuant to an adjustment of the type described above in “Adjustment in Capitalization”.

New Plan Benefits; Stock Price. The number of Options that will be granted under the 2004 Plan in the future to any single key employee or group of key employees is not determinable. On February 10, 2004, the Company granted options under the 1995 Plan to purchase the number of shares of Common Stock indicated to the persons noted: Mr. Bleustein – 200,000 shares; Mr. Ziemer – 30,125 shares; Mr. McCaslin – 33,777 shares; Ms. Zarcone – 32,026 shares; Ms. Lione – 26,588 shares; all executive officers as a group – 436,037 shares; and all employees as a group – 1,440,539 shares. The options were granted at an exercise price of $52.45 per share. Options granted under the 1995 Plan to the named executive officers during 2003 are disclosed above under the caption “Executive Compensation.” Directors and other persons who are not employees of the Company and who are not engaged to become employees of the Company are not eligible to receive options under the 2004 Plan or 1995 Plan. The closing price of the Common Stock on the New York Stock Exchange was $51.23 per share on March 10, 2004.

U.S. Federal Tax Implications. The grant of an option under the 2004 Plan will create no income tax consequences to the participant or to the Company. A participant who is granted a nonqualified option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Amounts payable in connection with the settlement of stock appreciation rights receive similar treatment. A subsequent disposition of shares of Common Stock acquired on exercise of an option will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the shares of Common Stock on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the shares of Common Stock have been held for more than one year from the date of exercise. Generally, for incentive stock options, the appreciated value of the underlying stock received upon exercise will be taxable to the participant as a capital gain upon sale of the stock, and the Company will not receive any tax deduction.

The current federal income tax consequences of other Awards authorized under the 2004 Plan generally follow basic patterns: restricted stock is taxed as income at the time the restrictions lapse (although participants may elect earlier taxation and convert future gains to capital gains) equal to the then fair market value of the shares for which the restrictions lapse; restricted stock units and performance awards are generally subject to tax at the time of payment in the form of cash or shares of Common Stock; and cash-based awards are generally subject to tax at the time of payment. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

Equity Compensation Plan Information. The following table provides information about the Company’s equity compensation plans (including individual compensation arrangements) as of December 31, 2003:

Plan category	Number of securities to be issued upon the exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by shareholders:
Management employees	8,716,229	$30.55	2,853,095
Equity compensation plans not approved by shareholders*:
Union employees—Kansas City, MO	21,080	$21.19	24,634
York, PA	250,420	$38.88	46,775
Non employees—Board of Directors	41,700	$31.13	130,202

	313,200	$37.06	201,611

Total all plans	9,029,429	$30.78	3,054,706

* Equity compensation plans not approved by shareholders were adopted prior to current regulations requiring such approval and have not been materially altered since the effectiveness of the new regulations.

Vote Requirement. The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting is required for approval of the 2004 Plan, provided that shareholders holding a majority of the outstanding shares of Common Stock cast votes on the proposal. For purposes of determining the vote regarding this proposal, abstentions and broker nonvotes will have no impact on the vote, provided that shareholders holding a majority of the outstanding shares of Common Stock cast votes on the proposal. Proxies solicited by the Board will be voted “FOR” approval of the 2004 Plan unless a shareholder specifies otherwise.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2004 INCENTIVE STOCK PLAN.

4—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Ernst & Young LLP, independent public accountants, audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2003. Ernst & Young LLP has been selected by the Audit Committee to serve as the Company’s independent auditors for the current fiscal year, and in accordance with a resolution of the Board, this selection is being presented to Shareholders for ratification. The Audit Committee has considered whether the provision of nonaudit services is compatible with maintaining Ernst & Young LLP’s independence. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement, if they so desire.

If prior to the Annual Meeting Ernst & Young LLP shall decline to act or its engagement shall be otherwise discontinued by the Audit Committee, the Audit Committee will appoint other independent auditors whose engagement for any period subsequent to the Annual Meeting will be subject to ratification by the shareholders at the Annual Meeting. If the Shareholders fail to ratify the engagement of Ernst & Young LLP at the Annual Meeting, then the Audit Committee will reconsider its selection of independent auditors. Proxies solicited by the Board will be voted “FOR” ratification of the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2004, unless the Shareholder specifies otherwise.

The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting is required for ratification of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2004. For purposes of determining the vote regarding this proposal, abstentions will have no impact on the vote. Proxies solicited by the Board will be voted “FOR” ratification of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2004.

Fees Paid to Ernst & Young LLP

During the fiscal year ended December 31, 2003, Ernst & Young LLP was employed principally to perform the annual audit and to render audit-related and tax services. Pursuant to the Audit Committee charter, all Ernst & Young LLP services must be pre-approved by the Audit Committee. Fees paid to Ernst & Young LLP for each of the last two fiscal years are listed in the following table.

	2003	2002
Audit fees	$1,015,100	$958,300
Audit-related fees	983,300	277,000
Tax fees	365,500	646,488
All other fees	—	285,632

	$2,363,900	$2,167,420

Audit-related services included internal control testing, audits of employee benefit plans, procedures related to securitization transactions and accounting consultations. Tax services included tax advice, tax planning and compliance. Other fees paid in 2002 are related to risk management services.

The Audit Committee has adopted procedures for pre-approving all audit and nonaudit services provided by the independent auditor. These procedures include reviewing a budget for audit and permitted nonaudit services. The budget includes a description of, and a budgeted amount for, particular categories of nonaudit services that are recurring in nature and therefore anticipated at the time the budget is submitted. In addition, the Audit Committee has established a policy that the fees paid for non-audit services are less than the fees paid for audit services. Audit Committee approval is required to exceed the budget amount for a particular category of nonaudit services and to engage the independent auditor for any nonaudit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile, and whether the services enhance the Company’s ability to manage or control risks and improve audit quality. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

5—OTHER MATTERS

Neither the Board nor management intends to bring before the Annual Meeting any matters other than those referred to in the Notice of Annual Meeting and this Proxy Statement. If any other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the proxy forms to vote the shares represented by each such proxy in accordance with their judgment on such matters. To bring business before an annual meeting, a shareholder must give written notice thereof to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time periods specified in the Company’s Articles of Incorporation (See “Shareholder Proposals” below). No shareholder has given written notice to the Secretary of the Company of his or her desire to bring business before the Annual Meeting in compliance with the terms and time periods specified in the Company’s Articles of Incorporation.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board reviews the Company’s financial reporting process, the audit process and the process for monitoring compliance with laws and regulations. All of the Audit Committee members are independent in accordance with the audit committee requirements of the NYSE.

As reported last year, in December 2002, the Board approved and adopted a Financial Code of Ethics. This Code has been signed by the Company’s Chief Executive Officer, Chief Financial Officer and certain other employees in the finance and accounting department.

After the adoption of the final NYSE rules, the Audit Committee revised its written charter at its December 4, 2003 meeting. Among other things, the Audit Committee clarified its responsibility: (i) to retain, compensate and terminate the independent auditors; (ii) to have the internal audit function accountable to the Audit Committee; and (iii) to oversee the Company’s compliance with legal and regulatory matters. The Company’s General Counsel continues to report regularly to the Audit Committee on legal and regulatory matters. The Audit Committee’s charter is attached to this Proxy Statement as Appendix A.

In 2003, the Company established a corporate internal audit function. One of its subsidiaries, Harley-Davidson Financial Services, Inc., has had an internal audit function for many years. The head of the internal audit function reports directly to the Audit Committee and the Company’s Chief Financial Officer. The Audit Committee Charter specifically provides that the head of the internal audit function is ultimately accountable to the Board and the Audit Committee and that the Audit Committee has the ultimate authority and responsibility to appoint, retain, evaluate and, where appropriate, replace the head of the internal audit function.

The Board has determined that one member of the Audit Committee, Mr. Miles, is an audit committee financial expert within the meaning of Securities and Exchange Commission rules.

The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the 2003 fiscal year and has discussed with representatives of Ernst & Young LLP, the Company’s independent auditors for the 2003 fiscal year, the matters required to be discussed by Statement on Auditing Standards No. 61, and other professional standards and regulatory requirements as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as currently in effect, and has discussed with representatives of Ernst & Young LLP the independence of Ernst & Young LLP. Based on the review and discussions referred to above, the Audit Committee has recommended to the Board that the audited financial statements for the 2003 fiscal year be included in the Company’s Annual Report on Form 10-K for the 2003 fiscal year for filing with the Securities and Exchange Commission.

2003 Audit Committee of the Board of Directors

Richard I. Beattie

George L. Miles, Jr.

James A. Norling, Chairman

SHAREHOLDER PROPOSALS

If a shareholder intends to present a proposal at the 2005 annual meeting of shareholders and desires to have the Company include that proposal in the Company’s proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”), then the shareholder must ensure that the Company receives the proposal no later than November 18, 2004.

A shareholder who otherwise intends to present business at the 2005 annual meeting of shareholders must comply with the requirements set forth in the Company’s Articles of Incorporation. The Articles of Incorporation state, among other things, that to bring business before an annual meeting, a shareholder must give written notice that complies with the Articles of Incorporation to the Secretary of the Company not less than 60 days in advance of the date in the current fiscal year of the Company corresponding to the date the Company released its proxy statement to shareholders in connection with the annual meeting for the immediately preceding year. Thus, since the Company anticipates mailing its proxy statement on March 18, 2004, the Company must receive notice of a shareholder proposal submitted other than pursuant to Rule 14a-8 by January 17, 2005.

If the notice is received after January 17, 2005, then the notice will be considered untimely and the Company is not required to present such proposal at the 2005 annual meeting of shareholders. If the Board chooses to present a proposal submitted other than pursuant to Rule 14a-8 at the 2005 annual meeting of shareholders, then the persons named in the proxies solicited by the Board for the 2005 annual meeting of shareholders may exercise discretionary voting power with respect to such proposal.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

The Securities and Exchange Commission has implemented new rules regarding the delivery of annual reports and proxy statements to households. This method of delivery, often referred to as “householding,” permits the Company to mail a single set of proxy materials to any household in which two or more different shareholders reside and are members of the same household or in which one shareholder has multiple accounts. The Company did not household materials for the Annual Meeting. If the Company households materials for future meetings, then only one copy of the Company’s Annual Report and Proxy Statement will be sent to multiple shareholders of the Company who share the same address and last name, unless the Company has received contrary instructions from one or more of those shareholders. In addition, the Company has been notified that certain intermediaries (i.e., brokers or banks) will household proxy materials for the Annual Meeting. For voting purposes, a separate proxy card will be included for each account at the shared address. The Company will deliver promptly, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to any shareholder at the same address. If you wish to receive a separate copy of the Annual Report and Proxy Statement, then you may contact the Company’s Investor Relations (a) by mail at Harley-Davidson, Inc., 3700 West Juneau Avenue, Milwaukee, Wisconsin 53208, (b) by telephone at 877-HDSTOCK (toll-free) or (c) by e-mail at investor.relations@harley-davidson.com. You can also contact your broker or bank to make a similar request. Shareholders sharing an address who now receive multiple copies of the Company’s Annual Report and Proxy Statement may request delivery of a single copy by contacting the Company as indicated above, or by contacting their broker or bank, provided the broker or bank has elected to household proxy materials.

By Order of the Board of Directors,

Harley-Davidson, Inc.

Gail A. Lione

Secretary

Milwaukee,	Wisconsin
March	18, 2004

APPENDIX A

HARLEY-DAVIDSON, INC.

AUDIT COMMITTEE CHARTER

I. Committee’s Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Harley-Davidson, Inc. (the “Company”) to provide assistance to the Board in fulfilling its oversight responsibility relating to: (a) the integrity of the Company’s financial statements and the financial reporting process; (b) the systems of internal control over financial reporting; (c) the approval of the Financial Code of Ethics; (d) the internal audit function; (e) the retention, compensation and termination of the independent auditors; (f) the annual independent audit of the Company’s financial statements; (g) the independent auditors’ qualifications and independence; and (h) the Company’s compliance with legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company.

A. Meetings

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet periodically with management, the internal auditors and the independent auditor. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee, with or without management present.

B. Internal Audit Function

The Committee shall have a clear understanding with management that the Company’s internal auditor is ultimately accountable to the Board and the Committee. The Committee shall have the ultimate authority and responsibility to appoint, retain, evaluate and, where appropriate, replace the internal auditor. The Committee shall review the internal auditor’s responsibilities and ensure unrestricted access by internal auditors to relevant records, personnel and physical properties. The Committee shall ensure the internal auditor function is structured so that it achieves organizational independence and permits full and unrestricted access to the Committee, management and the Board. In addition, the Committee shall review and approve the annual internal audit plan and budget. Further, the Committee shall meet separately with the internal auditors, with and without management present, to discuss the results of their examinations.

C. Independent Auditors

The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee. The Committee shall have the ultimate authority and responsibility to appoint, retain, evaluate and, where appropriate, replace the independent auditors, subject to shareholder approval. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and regulatory compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

D. Limitation of Role of Committee

It is recognized that the members of the Committee are not full-time employees of the Company and they do not represent themselves to be accountants or auditors on behalf of the Company. It is not the Committee’s duty to plan or conduct audits or to determine if the Company’s financial statements are prepared accurately and in accordance with generally accepted accounting principles (“GAAP”). These duties are the responsibility of management and the independent auditors, who are ultimately accountable to the Committee. It is not the Committee’s responsibility to independently verify information presented to it, unless special circumstances require independent verification. The statement of the Committee’s Duties, Responsibilities and Processes below is in all respects qualified by this limitation.

II. Committee Membership

The Committee shall be comprised of at least three directors, each of whom shall meet the independence and experience requirements of the New York Stock Exchange, the requirements of the Sarbanes-Oxley Act of 2002 (the “Act”) and other applicable laws, regulations and rules. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee must have accounting or related financial management expertise; or if the Board so determines, be deemed a financial expert in accordance with the requirements of the Act. Committee members shall not simultaneously serve on the audit committee of more than two other public companies.

III. Committee’s Duties, Responsibilities and Processes

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing regulations, conditions and circumstances. The Committee should take the appropriate actions to set the overall “tone” for quality financial reporting, sound business risk practices, and ethical behavior of management, the internal auditors and the independent auditors.

The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors,

subject to the de minimis exceptions for non-audit services described in the Exchange Act of 1934, as amended, which are approved by the Committee prior to the completion of the audit.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

A. Financial Statement and Disclosure Matters

1.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

2.	Discuss the interim financial statements, including footnotes and Management’s Discussion and Analysis, with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall review the results of the auditor’s quarterly review and any other matters required to be communicated to the Committee by the independent auditors under GAAP. The Chair of the Committee may represent the entire Committee for the purposes of this review. Specifically, the Committee shall review and discuss quarterly reports from the independent auditors with regard to:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

3.	Review with management and the independent auditors the financial statements, including disclosures made in management’s discussion and analysis to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

4.

Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal control over financial reporting and any special steps adopted in light of material control deficiencies.

5.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested Information, and any significant disagreements with management.

9.	Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

B. Oversight of the Company’s Relationship with the Independent Auditor

10.	Review and evaluate the lead partner of the independent auditor team.

11.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

12.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit, the audit partner responsible for reviewing the audit and any other audit personnel as required by laws, regulations and rules. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

14.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

C. Oversight of the Company’s Internal Audit Function

15.	Discuss with the independent auditor and management the Company’s internal auditing responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

16.	Review the appointment and replacement of a senior internal auditing executive.

17.	Review the significant reports to management prepared by the internal auditors and management’s responses.

D. Compliance Oversight Responsibilities

18.	Obtain from the independent auditor assurance that the firm has not detected or otherwise become aware of information indicating that an illegal act has or may have occurred.

19.	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

20.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

21.	Approve a Financial Code of Ethics

22.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

23.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

E. Miscellaneous

24.	Make regular reports to the Board.

25.	Review and reassess annually the performance of the Committee and the adequacy of this Charter, and recommend any proposed changes to the Board for approval.

26.	Establish subcommittees and delegate authority to such subcommittees if the Committee determines it is desirable to accomplish the duties and responsibilities of the Committee.

APPENDIX B

HARLEY-DAVIDSON, INC.

AMENDED CORPORATE SHORT TERM INCENTIVE PLAN

ARTICLE I

PURPOSE

Harley-Davidson, Inc. intends to provide a total compensation opportunity for its employees that includes incentive compensation dependent upon continuously improving performance. The Company has historically provided short term incentive compensation plans in which substantially all employees are eligible to participate. The purpose of the Harley-Davidson, Inc. Corporate Short Term Incentive Plan is to provide the Company’s Chief Executive Officer and certain other eligible Executives who do not participate in other Company incentive compensation plans an increased financial incentive to contribute to the future success and prosperity of the Company.

ARTICLE II

DEFINITIONS

The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

2.1. Board: The Board of Directors of Harley-Davidson, Inc.

2.2. Change of Control Event: Any event the occurrence of which constitutes a Change of Control as defined in the Harley-Davidson, Inc. 2004 Incentive Stock Plan, as amended.

2.3. Code: The Internal Revenue Code of 1986, as amended.

2.4. Committee: The Human Resources Committee of the Board (including any successor committee thereto); provided, however, that if any member or members of the Human Resources Committee of the Board would cause the Human Resources Committee of the Board not to satisfy the administration requirement of Code section 162(m)(4)(C) or the disinterested administration requirement of Rule 16b-3 under the Exchange Act, the Committee shall be comprised of the Human Resources Committee of the Board without such member or members.

2.5. Common Stock: The Common Stock of Harley-Davidson, Inc.

2.6. Company: Harley-Davidson, Inc. and, unless the context otherwise requires, its Subsidiaries.

2.7. Category Percentage: When two or more of the Performance Categories are selected for a Participant or a group of Participants for any Plan Year, the relative percentage weighting given to each selected Performance Category.

2.8. Disability: Disability within the meaning of section 22(e)(3) of the Code, as determined by the Committee.

2.9. Exchange Act: The Securities Exchange Act of 1934, as amended.

2.10. Excluded Items: Any gains or losses from the sale of assets outside the ordinary course of business, any gains or losses from discontinued operations, any extraordinary gains or losses, the effects of accounting changes, and any unusual, nonrecurring, transition, one-time or similar items or charges.

2.11. Executive: An executive officer of the Company within the meaning of Rule 3b-7 under the Exchange Act, which may include members of the Board.

2.12. Fair Market Value: “Fair Market Value” as defined in the Harley-Davidson, Inc. 2004 Incentive Stock Plan, as amended, as of the trading date immediately preceding the date on which the Performance Award being paid in Common Stock, in whole or in part, is paid to the Participant.

2.13. Participant: With respect to a Plan Year, an Executive selected by the Committee to participate in the Plan for such Plan Year.

2.14. Performance Award: With respect to a Participant for a Plan Year, an award made pursuant to the Plan in an amount equal to the Target Award multiplied by the Total Performance Percentage, subject to discretionary reduction pursuant to section 5.5 hereof and the limit of section 5.6 hereof.

2.15. Performance Categories: The following categories (in all cases before Excluded Items):

a. Net sales for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

b. Cost of goods sold for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

c. Gross profit for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

d. Selling, administrative and engineering expenses for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

e. Income from operations for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

f. Income before interest and the provision for income taxes for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

g. Income before provision for income taxes for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

h. Net income for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

i. Basic earnings per common share for the Plan Year for the Company on a consolidated basis.

j. Diluted earnings per common share for the Plan Year for the Company on a consolidated basis.

k. Average accounts receivable during the Plan Year, calculated by taking the average of accounts receivable at the end of each fiscal month during the Plan Year, (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

l. Average inventories during the Plan Year, calculated by taking the average of inventories at the end of each fiscal month during the Plan Year, (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

m. Return on average equity for the Plan Year, with average equity calculated by taking the average of equity at the end of each fiscal month during the Plan Year, (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

n. Return on year-end equity for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

o. Return on average assets for the Plan Year, with average assets calculated by taking the average of assets at the end of each fiscal month during the Plan Year, (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

p. Return on capital for the Plan Year, (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

q. Total shareholder return for the Plan Year.

r. Economic value added, or other measure of profitability that considers the cost of capital employed, for the Plan Year, (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection A.

s. Net cash provided by operating activities for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

t. Net cash provided by operating activities less net cash used in investing activities for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

u. Net increase (decrease) in cash and cash equivalents for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

v. Customer satisfaction for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

w. Market share for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

x. Product quality for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

2.16. Performance Limit: A percentage relating to a Performance Category that equals or exceeds one hundred percent (100%).

2.17. Performance Percentage: The percentage between zero percent (0%) and the Performance Limit derived from the Performance Scale for the applicable Performance Category for a Plan Year, with the Performance Limit representing maximum performance, one hundred percent (100%) representing target performance and zero percent (0%) representing below minimum performance in such Performance Category for the Plan Year.

2.18. Performance Scale: A performance scale from which a Performance Percentage may be objectively calculated for any given level of actual performance within that Performance Category during the Plan Year. The Performance Scale may be a linear function, a step function or a combination.

2.19. Plan: The Harley-Davidson, Inc. Amended Corporate Short Term Incentive Plan.

2.20. Plan Year: The Company’s full fiscal year (or, in the discretion of the Committee, a period consisting of one or more full fiscal months of the Company representing less than a full fiscal year that ends on the last day of a fiscal year).

2.21. Retirement: Retirement on or after age sixty-two or, with the consent of the Committee, at an earlier age.

2.22. Subsidiary: A corporation, limited partnership, general partnership, limited liability company, business trust or other entity of which more than fifty percent (50%) of the voting power or ownership interest is directly and/or indirectly held by the Company.

2.23. Target Award: With respect to a Participant in any Plan Year, the amount of such Participant’s base salary in such Plan Year multiplied by the Target Percentage for such Plan Year.

2.24. Target Percentage: A percentage with respect to a Participant for a Plan Year.

2.25. Total Performance Percentage: With respect to a Participant for a Plan Year, the sum of the Performance Percentage multiplied by the Category Percentage for each Performance Category applicable to such Participant for such Plan Year. If there is only one Performance Category for a Plan Year for a Participant, then the Performance Percentage is also the Total Performance Percentage.

ARTICLE III

ADMINISTRATION

3.1. The Committee shall administer the Plan and shall have full authority to set Target Percentages, Performance Categories, Category Percentages, Performance Scales and Performance Limits, to determine which Executives shall participate in the Plan, to interpret the Plan, to establish and amend rules and regulations for its administration and to perform all other acts relating to the Plan, including the delegation of administrative responsibilities, which it believes reasonable and proper.

3.2. The actions and determinations of the Committee on all matters relating to the Plan shall be final and conclusive.

ARTICLE IV

ELIGIBILITY AND PARTICIPATION

All Executives shall be eligible to participate in the Plan. The Committee shall select in writing, in its sole discretion, the Executives who shall participate in the Plan for a Plan Year prior to the commencement of the Plan Year (or such later time as may be permitted under Code section 162(m)). Without limitation, the Committee may (a) select an Executive as a Participant at any time during the course of a Plan Year and (b) take action as a result of which there is an additional Target Award in respect of an Executive who, as to a Plan Year that is in progress, is already a Participant and as to whom a Target Award is already in effect where the additional Target Award relates to the same Plan Year or a Plan Year ending on the same date. Members of the Board who are not employees of the Company shall not be eligible to participate in the Plan.

ARTICLE V

PERFORMANCE AWARDS

5.1. Target Percentage: Prior to the commencement of each Plan Year (or such later time as may be permitted under Code section 162(m)), the Committee shall fix in writing a Target Percentage for each Target Award for each Participant for such Plan Year. If the Committee does not fix a new Target Percentage for a Participant for any Plan Year, the Target Percentage for such Participant for such Plan Year shall be the same as such Participant’s Target Percentage for the prior Plan Year.

5.2. Performance Categories: Prior to the commencement of each Plan Year (or such later time as may be permitted under Code section 162(m)), the Committee shall select in writing one or more of the Performance Categories for each Target Award for each Participant or group of Participants for such Plan Year. If more than one Performance Category is chosen for any Participant or group of Participants, then the Committee shall assign a Category Percentage to each Performance Category selected for such Participant or group of Participants; provided that the total of the Category Percentages for each Target Award must equal 100% for such Participant or group of Participants. Performance Categories and/or Category Percentages need not be the same for all Participants for any Plan Year.

5.3. Performance Scale: Prior to the commencement of each Plan Year (or such later time as may be permitted under Code section 162(m)), the Committee shall approve in writing a Performance Scale (including without limitation a Performance Limit) for each Performance Category selected for each Target Award for such Plan Year.

5.4. Payment of Performance Awards: The amount of Performance Awards for a Plan Year shall be calculated by the Company, certified in writing by the Committee and, following such certification, paid to Participants for such Plan Year as soon as reasonably practicable following the end of such Plan Year. Payments of Performance Awards shall be made, in the sole discretion of the Committee, in cash, Common Stock pursuant to the Harley-Davidson, Inc. 2004 Incentive Stock Plan, as amended, or a combination of cash and Common Stock. If a Performance Award is paid in Common Stock, the Common Stock shall be valued at Fair Market Value. To the extent paid in Common Stock, except as the Committee may otherwise provide, Performance Awards may not be deferred by a Participant under the terms of any deferred compensation or other plan of the Company. A Participant whose employment with the Company terminates prior to the end of a Plan Year shall not be entitled to receive any Performance Award hereunder for such Plan Year. Notwithstanding the foregoing sentence:

a. The Committee may, in its sole discretion, provide for payment, in whole or in part, of the Performance Award for such Plan Year if the Participant’s employment with the Company terminates by reason of the Participant’s death, Disability or Retirement; and

b. Prior to, and for a period of ninety (90) days following, a Change of Control Event during a Plan Year, the Committee may, in its sole discretion and in lieu of any other payments under the Plan for such Plan Year, provide for the payment to all Participants of either (i) Performance Awards for such Plan Year based on annualizing the Company’s actual performance through the end of the Company’s most recently completed fiscal month prior to such Change of Control Event or (ii) Target Awards for such Plan Year.

Performance Awards or Target Awards payable under this section 5.4(b) shall be paid upon the occurrence of the Change of Control Event or immediately following the Committee’s decision to make such payment, whichever is later.

5.5. Discretionary Reduction of Performance Award: The Committee may, in its sole discretion, at any time prior to payment, reduce the amount of any Performance Award by up to fifty percent (50%). Such reductions need not be uniform among Participants. The Committee may, but shall not be required to, give one or more reasons for any such reduction. This section 5.5 has been included because the Board believes that even though the Company may have performed well in the selected Performance Categories for the applicable Plan Year, there is always a possibility that the Company’s performance in the selected Performance Categories will substantially exceed the Company’s overall financial and strategic performance for the Plan Year. In such a case, the Board believes that the Committee must have the flexibility to reduce the amount of the Performance Awards payable to one or more of the Participants who, after all, are the Executives ultimately responsible for the Company’s performance. The Committee shall not have the discretionary authority to increase the amount of any Performance Award above the amount determined in accordance with the terms of the Plan. This section 5.5 shall not apply following a Change of Control Event.

5.6. Maximum Performance Award: Notwithstanding anything in the Plan to the contrary, no Participant shall be entitled to receive more than three million dollars (before any withholding pursuant to section 6.2 hereof and whether paid in cash, Common Stock or a combination) in the aggregate under Performance Awards in respect of one Plan Year or in respect of more than one Plan Year where the Plan Years end on the same date.

ARTICLE VI

MISCELLANEOUS

6.1. Nonassignability: Performance Awards shall not be assigned, pledged or transferred, other than by the laws of descent and distribution, and shall not be subject to levy, attachment, execution or other similar process. If a Participant attempts to assign, pledge or transfer any right to a Performance Award or in the event of any levy, attachment, execution or similar process upon the rights or interests conferred by the Plan, the Committee may terminate the participation of the Participant in the Plan effective as of the date of such notice and the Participant shall have no further rights hereunder.

6.2. Withholding Taxes: The Company shall withhold from the payment of each Performance Award the amount that the Company deems necessary to satisfy its obligation to withhold Federal, state and local income or other taxes incurred by reason of the payment of the Performance Award.

6.3. Amendment or Termination of the Plan: The Board may from time to time or at any time amend, suspend or terminate the Plan.

6.4. Other Compensation: Nothing contained in this Plan shall be deemed in any way to restrict or limit the Company from making any award or payment to a Participant under any other plan, policy, program, understanding or arrangement, whether now existing or hereinafter in effect.

6.5. Payments to Other Persons: If payment of a Performance Award, in whole or in part, is legally required to be made to any person other than the applicable Participant, any such payment will be a complete discharge of the liability of the Company to such Participant for such amount.

6.6. Unfunded Plan: The Company shall have no obligation to purchase assets, place assets in trust or otherwise take any action to fund, secure or segregate any amounts to be paid under the Plan.

6.7. Indemnification: In addition to any other rights of indemnification they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgement in any such action, suit or proceeding, except a judgement based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding, the Board or Committee member shall give the Company notice thereof in writing and an opportunity, at the Company’s expense, to handle and defend such action, suit or proceeding before such Board or Committee member undertakes to handle and defend such action, suit or proceeding on his or her own behalf.

6.8. No Employment Rights: Nothing in this Plan shall confer upon any Executive or Participant any right to continued employment with the Company.

6.9. Plan Expenses: Any expenses of administering the Plan shall be borne by the Company.

6.10. In Writing: For purposes of this Plan, actions taken by the Committee “in writing” shall include, without limitation, actions recorded in the minutes of any meeting of the Committee and any unanimous consent action of the Committee in lieu of a meeting thereof.

6.11. Section Headings: The section headings contained herein are for convenience only, and in the event of any conflict between the text of the Plan and the section headings, the text of the Plan shall control.

6.12. Applicable Law: The Plan shall be governed by the internal laws of the State of Wisconsin without regard to the conflict of law principles thereof.

6.13. Effective Date: The Plan has been effective since January 1, 1994 following shareholder approval. Shareholders approved amendments to the Plan effective as of January 1, 1999. Amendments to the Plan approved by the Board on February 10, 2004 shall be effective as of January 1, 2004. However, the Plan shall terminate and no Performance Awards shall be paid hereunder in respect of any Plan Year ending after December 31, 2003 if the Plan has not been approved by the requisite vote of the Company’s shareholders under Code section 162(m) at the first meeting of the Company’s shareholders held after December 31, 2003.

APPENDIX C

HARLEY-DAVIDSON, INC.

2004 INCENTIVE STOCK PLAN

1. Purposes, History and Effective Date.

(a) Purpose. The Harley-Davidson, Inc. 2004 Incentive Stock Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers and other employees and (ii) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock or receive monetary payments based on the value of such common stock on the potentially favorable terms that this Plan provides.

(b) History. Prior to the effective date of this Plan, the Company had in effect the 1995 Plan, which was originally effective May 6, 1995. Upon shareholder approval of this Plan, the 1995 Plan will terminate and no new awards will be granted under the 1995 Plan, although awards granted under such plan and still outstanding will continue to be subject to all terms and conditions of such plan.

(c) Effective Date. This Plan will become effective, and Awards may be granted under this Plan, on and after the Effective Date. This Plan will terminate as provided in Section 14.

2. Definitions. Capitalized terms used in this Plan have the following meanings:

(a) “1995 Plan” means the Harley-Davidson, Inc. 1995 Stock Option Plan, as amended.

(b) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act or any successor rule or regulation thereto.

(c) “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, STIP Shares or Dividend Equivalent Units.

(d) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing the grant of an Award in such form as the Committee determines.

(e) “Board” means the Board of Directors of the Company.

(f) “Change of Control” means the occurrence of any one of the following events:

(i) the Continuing Directors no longer constitute at least two-thirds of the Directors constituting the Board;

(ii) any person or group (as defined in Rule 13d-5 under the Exchange Act), together with its affiliates, becomes the beneficial owner, directly or indirectly, of 20% or more of the Company’s then outstanding Stock or 20% or more of the voting power of the Company’s then outstanding Stock;

(iii) the approval by the Company’s shareholders of the merger or consolidation of the Company with any other corporation, the sale of substantially all of the Company’s assets or the liquidation or dissolution of the Company, unless, in the case of a merger or consolidation, the Continuing Directors in office immediately prior to such merger or consolidation constitute at least two-thirds of the directors constituting the board of directors of the surviving corporation of such merger or consolidation and any parent (as defined in Rule 12b-2 under the Exchange Act) of such corporation; or

(iv) at least two-thirds of the then Continuing Directors in office immediately prior to any other action proposed to be taken by the Company’s shareholders or by the Board determine that such proposed action, if taken, would constitute a change of control of the Company and such action is taken.

(g) “Change of Control Price” means the highest Fair Market Value price per Share during the sixty (60)-day period preceding the date of a Change of Control.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(i) “Committee” means the Human Resources Committee of the Board (or a successor committee with the same or similar authority).

(j) “Company” means Harley-Davidson, Inc., a Wisconsin corporation, or any successor thereto.

(k) “Continuing Director” means any individual who is either (i) a member of the Board on the Effective Date or (ii) a member of the Board whose election or nomination to the Board was approved by a vote of at least two-thirds (2/3) of the Continuing Directors (other than a person whose election was as a result of an actual or threatened proxy or other control contest).

(l) “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

(m) “Disability” has the meaning ascribed to the term in Code Section 22(e)(3), as determined by the Committee.

(n) “Disinterested Persons” means the non-employee directors of the Company within the meaning of Rule 16b-3 as promulgated under the Exchange Act.

(o) “Dividend Equivalent Unit” means the right to receive cash equal to the cash dividends paid with respect to a Share.

(p) “Effective Date” means the date the Company’s shareholders approve this Plan.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(r) “Fair Market Value” means, per Share on the date as of which Fair Market Value is being determined,, if the Stock is listed for trading on the New York Stock Exchange, the average of the high and low reported sales prices on the date in question as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Stock is not listed or admitted to trading on the New York Stock Exchange on the date in question, then “Fair Market Value” means, per Share on the date as of which Fair Market Value is being determined, (i) the average of the high and low reported sales prices on the date in question on the principal national securities exchange on which the Stock is listed or admitted to trading, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange; or (ii) if the Stock is not listed or admitted to trading on any national securities exchange, the average of the highest and lowest quoted sale price on the date in question, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (iii) if not so quoted, the average of the high bid and low asked prices on the date in question in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or such other system then in use, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (iv) if on any such date the Stock is not quoted by any such organization, the average of the high bid and low asked prices on the date in question as furnished by a professional market maker making a market in the Stock selected by the Board for the date in question, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (v) if on any such date no market maker is making a market in the Stock, the price as determined in good faith by the Committee; provided that if Fair Market Value is being determined under clause (v) for purposes of determining the Change of Control Price, the value will be determined by the Continuing Directors.

(s) “Option” means the right to purchase Shares at a specified price for a specified period of time.

(t) “Participant” means an individual selected by the Committee to receive an Award, and includes any individual who holds an Award after the death of the original recipient.

(u) “Performance Goals” means any goals the Committee establishes that relate to one or more of the following for such period as the Committee specifies (in all cases excluding the effects of (A) extraordinary, unusual, transition, one-time and/or non-recurring items of gain or loss, (B) gains or losses on the disposition of a business or arising from the sale of assets outside the ordinary course of business, or (C) changes in tax or accounting regulations or laws):

(i) Any one or more of the following as determined for the Company on a consolidated basis, for any one or more Affiliates or divisions of the Company and/or for any other business unit or units of the Company, as determined by the Committee at the time an Award is made:

(1) Net sales;

(2) Cost of goods sold;

(3) Gross profit;

(4) Selling, administrative and engineering expenses;

(5) Income from operations;

(6) Income before interest and the provision for income taxes;

(7) Income before provision for income taxes;

(8) Net income;

(9) Average accounts receivable, calculated by taking the average of accounts receivable at the end of each fiscal month during the period in question;

(10) Average inventories, calculated by taking the average of inventories at the end of each fiscal month during the period in question;

(11) Return on average equity, with average equity calculated by taking the average of equity at the end of each fiscal month during the period in question;

(12) Return on year-end equity;

(13) Return on average assets, with average assets calculated by taking the average of assets at the end of each fiscal month during the period in question;

(14) Return on capital;

(15) Total shareholder return.

(16) Economic value added, or other measure of profitability that considers the cost of capital employed.

(17) Net cash provided by operating activities;

(18) Net cash provided by operating activities less net cash used in investing activities;

(19) Net increase (decrease) in cash and cash equivalents;

(20) Customer satisfaction;

(21) Market share; or

(22) Product quality.

(ii) Basic earnings per Share for the Company on a consolidated basis.

(iii) Diluted earnings per Share for the Company on a consolidated basis.

In the case of Awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), the Committee may establish other Performance Goals not listed in this Plan.

(v) “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved.

(w) “Performance Units” means the right to receive a payment valued in relation to a unit the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

(x) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 14(d) and 15(d) thereof.

(y) “Plan” means this Harley-Davidson, Inc. 2004 Incentive Stock Plan, as may be amended from time to time.

(z) “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

(aa) “Restricted Stock Unit” means the right to receive a payment valued in relation to a unit that has a value equal to the Fair Market Value of a Share, which right may vest upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

(bb) “Retirement” means termination of employment from the Company and its Affiliates on or after age sixty-two (62) or, with the consent of the Committee, at an earlier age.

(cc) “Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.

(dd) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(ee) “Share” means a share of Stock.

(ff) “STIP Shares” means Shares that the Company delivers in payment or partial payment of an award under the Harley-Davidson, Inc. Corporate Short Term Incentive Plan (or any successor thereto) or other incentive plans of the Company or its affiliates that the Committee designates from time to time.

(gg) “Stock” means the common stock of the Company.

(hh) “Stock Appreciation Right” or “SAR” means the right of a Participant to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(ii) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each such corporation owns stock possessing fifty percent (50%) or more of the total combined voting power in one of the other corporations in the chain.

3. Administration.

(a) Committee Administration. In addition to the authority specifically granted to the Committee in this Plan, the Committee has full discretionary authority to administer this Plan, including but not limited to the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it deems desirable to carry this Plan into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan.

(b) Delegation to Other Committees or CEO. To the extent applicable law permits, the Board or the Committee may delegate to another committee of the Board, or the Committee may delegate to the Chief Executive Officer of the Company, any or all of the authority and responsibility of the Committee. However, no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised. To the extent applicable law permits, the Board or the Committee also may delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants. If the Board or Committee has made such a delegation, then all references to the Committee in this Plan include such other committee or the Chief Executive Officer to the extent of such delegation.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee and the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with this Plan or any Award, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member’s own behalf.

4. Eligibility. The Committee may designate any of the following as a Participant from time to time: any officer or other employee of the Company or any of its Affiliates, or an individual that the Company or an Affiliate has engaged to become an officer or other employee. The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year.

5. Types of Awards. Subject to the terms of this Plan, the Committee may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate of the Company). Awards granted under this Plan shall be evidenced by an Award Agreement except to the extent the Committee provides otherwise.

6. Shares Reserved under this Plan.

(a) Plan Reserve. Subject to adjustment as provided in Section 16, an aggregate of 12,000,000 Shares, plus the number of Shares described in Section 6(c), are reserved for issuance under this Plan. The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares delivered in payment or settlement of Awards. Notwithstanding the foregoing, subject to adjustment as provided in Section 16, the Company may issue only 12,000,000 Shares upon the exercise of incentive stock options. In addition, any Shares issued in connection with Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units shall count against the limit described in this Section 6(a) as two Shares for every one Share issued. Shares issued in connection with any other type of Award shall be counted against this limit as one Share for every one Share issued.

(b) Replenishment of Shares Under this Plan. If an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award, or if Shares are forfeited under an Award, then the Shares subject to such Award may again be used for new Awards under this Plan under Section 6(a), including issuance as incentive stock options. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Award, then such Shares may again be used for new Awards under this Plan under Section 6(a), but such Shares may not be issued pursuant to incentive stock options.

(c) Addition of Shares from Predecessor Plan. In addition to the Shares reserved for issuance under Section 6(a), the number of Shares which were reserved for issuance under the 1995 Plan but which are not subject to any outstanding awards under such plan as of the Effective Date shall be available for issuance under Awards granted under this Plan. Further, after the Effective Date, if any Shares subject to awards granted under the 1995 Plan would again become available for new grants under the terms of such plan if such plan were still in effect, then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under the first sentence of Section 6(a). Any such Shares will not be available for future awards under the terms of the 1995 Plan, which plan is terminated on the Effective Date.

(d) Participant Limitations. Subject to adjustment as provided in Section 16, no Participant may be granted Awards that could result in such Participant:

(i) receiving in any calendar year Options for, and/or Stock Appreciation Rights with respect to, more than 800,000 Shares (reduced, in the initial calendar year in which this Plan is effective, by the number of options granted to a Participant under the 1995 Plan in such year, if any);

(ii) receiving in any calendar year Awards of Restricted Stock and/or Restricted Stock Units relating to more than 400,000 Shares; or

(iii) receiving in any calendar year Awards of Performance Shares, and/or Awards of Performance Units, for more than 400,000 Shares.

In all cases, determinations under this Section 6(d) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

7. Options. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each Option, including but not limited to:

(a) Whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; provided that in the case of an incentive stock option, if the aggregate Fair Market Value (determined on the date of grant) of the Shares with respect to which all “incentive stock options” (within the meaning of Code Section 422) are first exercisable by the Participant during any calendar year (under this Plan and under all other incentive stock option plans of the Company or any Affiliate that is required to be included under Code Section 422) exceeds $100,000, such Option automatically shall be treated as a nonqualified stock option to the extent this limit is exceeded.

(b) The number of Shares subject to the Option.

(c) The exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that (i) no incentive stock option shall be granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary unless the exercise price is at least 110 percent of the Fair Market Value of a Share on the date of grant; and (ii) the exercise price may vary during the term of the Option if the Committee determines that there should be adjustments to the exercise price relating to achievement of Performance Goals and/or to changes in an index or indices that the Committee determines is appropriate (but in no event may the exercise price be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant).

(d) The terms and conditions of exercise, which may include a requirement that exercise of the Option is conditioned upon achievement of one or more Performance Goals; provided that, unless the Committee provides otherwise in an Award Agreement:

(i) An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company (or its designee) and payment of the full exercise price of the Shares being purchased pursuant to the Option and any withholding taxes due thereon.

(ii) A Participant may exercise an Option with respect to less than the full number of Shares for which the Option may then be exercised, but a Participant must exercise the Option in full Shares.

(iii) The exercise price may be paid: in United States dollars in cash or by check, bank draft or money order payable to the order of the Company; through the delivery of Shares with an aggregate Fair Market Value on the date of exercise equal to the exercise price; or by any combination of the above methods of payment. The Committee shall determine acceptable methods for tendering Shares as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Shares to exercise an Option as it deems appropriate, including, without, limitation, any limitation or prohibition designed to avoid certain accounting consequences that may result from the use of Shares as payment upon exercise of an Option.

(e) The termination date, except that each Option must terminate no later than ten (10) years after the date of grant, and each incentive stock option granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary must terminate no later than five (5) years after the date of grant.

(f) The exercise period following a Participant’s termination of employment, provided that:

(i) Unless the Committee provides otherwise, if a Participant shall cease to be employed by the Company or any of its Affiliates other than by reason of Retirement, Disability, or death, (A) the portion of the Option that is not vested shall terminate on the date of such cessation of employment and (B) the Participant shall have a period ending on the earlier of the Option’s termination date or 90 days from the date of cessation of employment to exercise the vested portion of the Option to the extent not previously exercised. At the end of such period, the Option shall terminate.

(ii) Unless the Committee provides otherwise, if a Participant shall cease to be employed by the Company or any of its Affiliates by reason of Retirement or Disability, the Option shall remain exercisable, to the extent it was exercisable at the time of cessation of employment, until the earliest of: the Option’s termination date; the death of the Participant, or such later date not more than one year after the death of the Participant as the Committee, in its discretion, may provide; the third anniversary of the date of the cessation of the Participant’s employment, if employment ceased by reason of Retirement; or the first anniversary of the date of the cessation of the Participant’s employment by reason of Disability. At the end of such period, the Option shall terminate.

(iii) In the event of the death of the Participant while employed by the Company or any of its Affiliates, the Option may be exercised at any time prior to the earlier of the Option’s termination date or the first anniversary of the date of the Participant’s death to the extent that the Participant was entitled to exercise such Option on the Participant’s date of death. In the event of the death of the Participant while entitled to exercise an Option pursuant to Section 7(f)(ii), the Committee, in its discretion, may permit such Option to be exercised prior to the Option’s termination date during a period of up to one year from the death of the Participant, as determined by the Committee to the extent that the Option was exercisable at the time of cessation of the Participant’s employment.

Any Participant who disposes of Shares acquired upon the exercise of an incentive stock option either (a) within two years after the date of the grant of such Option or (b) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Committee determines otherwise.

8. Stock Appreciation Rights. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each SAR, including but not limited to:

(a) Whether the SAR is granted independently of an Option or relates to an Option; provided that if an SAR is granted in relation to an Option, then unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

(b) The number of Shares to which the SAR relates.

(c) The grant price, provided that (i) the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant and (ii) the grant price may vary during the term of the SAR if the Committee determines that there should be adjustments to the grant price relating to achievement of Performance Goals and/or to changes in an index or indices that the Committee determines is appropriate (but in no event may the grant price be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant).

(d) The terms and conditions of exercise or maturity.

(e) The termination date, provided that an SAR must terminate no later than 10 years after the date of grant.

(f) The exercise period following a Participant’s termination of employment.

(g) Whether the SAR will be settled in cash, Shares or a combination thereof.

9. Performance Awards. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each Award of Performance Shares or Performance Units, including but not limited to:

(a) The number of Shares and/or units to which such Award relates.

(b) One or more Performance Goals that must be achieved during such period as the Committee specifies in order for the Participant to realize the benefit of such Award.

(c) Whether all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement.

(d) With respect to Performance Units, whether to settle such Award in cash, Shares, or a combination of cash and Shares.

10. Restricted Stock and Restricted Stock Unit Awards. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each Award of Restricted Stock or Restricted Stock Units, including but not limited to:

(a) The number of Shares and/or units to which such Award relates.

(b) The period of time, if any, over which the risk of forfeiture or restrictions imposed on the Award will lapse, or the Award will vest, and whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period, if any, as the Committee specifies; provided that, subject to the provisions of Section 10(c), if an Award requires the achievement of Performance Goals, then the period to which such Performance Goals relate must be at least one year in length, and if an Award is not subject to Performance Goals, then the Award must have a restriction period of at least one year.

(c) Whether all or any portion of the period of forfeiture or restrictions imposed on the Award will lapse, or the vesting of the Award will be accelerated, upon a Participant’s death, Disability or Retirement.

(d) With respect to Restricted Stock Units, whether to settle such Awards in cash, Shares, or a combination of cash and Shares.

(e) With respect to Restricted Stock, the manner of registration of certificates for such Shares, and whether to hold such Shares in escrow pending lapse of the period of forfeiture or restrictions or to issue such Shares with an appropriate legend referring to such restrictions.

(f) Whether dividends paid with respect to an Award of Restricted Stock will be immediately paid or held in escrow or otherwise deferred and whether such dividends shall be subject to the same terms and conditions as the Award to which they relate.

11. STIP Shares. Subject to the terms and conditions of this Plan, the Committee may elect to have the Company deliver STIP Shares in payment or partial payment of awards under the Harley-Davidson, Inc. Corporate Short Term Incentive Plan (or any successor thereto) or other incentive plans of the Company or its affiliates that the Committee designates from time to time.

12. Dividend Equivalent Units. Subject to the terms and conditions of this Plan, the Committee will determine all terms and conditions of each Award of Dividend Equivalent Units, including but not limited to whether such Award will be granted in tandem with another Award, and the form, timing and conditions of payment.

13. Transferability. Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to: (a) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (b) transfer an Award, provided that STIP Shares and other Shares that a Participant receives upon final payment of an Award shall be transferable unless the Committee designates otherwise at the time of the Award.

14. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan. Unless the Board or the Committee earlier terminates this Plan pursuant to Section 14(b), this Plan will terminate on the tenth anniversary of the Effective Date.

(b) Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law or (C) any other applicable law;

(ii) shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded or (D) any other applicable law; and

(iii) shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(d) (except as permitted by Section 16); or (B) an amendment to the provisions of Section 14(e).

(c) Amendment, Modification or Cancellation of Awards. Except as provided in Section 14(e) and subject to the requirements of this Plan, the Committee may modify or amend any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the terms and conditions applicable to any Awards may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant or any other person(s) as may then have an interest in the Award, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 16), but the Committee need not obtain Participant (or other interested party) consent for the cancellation of an Award pursuant to the provisions of Section 16(a) or the modification of an Award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting treatment of any Award for the Company.

(d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 14 will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in full force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 16, neither the Committee nor any other person may decrease the exercise price for any outstanding Option after the date of grant nor cancel or allow a Participant to surrender an outstanding Option to the Company as consideration for the grant of a new Option with a lower exercise price or the grant of another type of Award the effect of which is to reduce the exercise price of any outstanding Option.

(f) Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 14(b)(ii).

15. Taxes. The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares delivered or deliverable under this Plan after giving the holder of the Award notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may permit a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires.

16. Adjustment Provisions; Change of Control.

(a) Adjustment of Shares. If the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that the Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then, subject to Participants’ rights under Section 16(c), the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 6(d)) and which may after the event be made the subject of Awards under this Plan, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award. In any such case, the Committee may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Committee effective at such time as the Committee specifies

(which may be the time such transaction or event is effective), but if such transaction or event constitutes a Change of Control, then (A) such payment shall be at least as favorable to the holder as the greatest amount the holder could have received in respect of such Award under Section 16(c) and (B) from and after the Change of Control, the Committee may make such a provision only if the Committee determines that doing so is necessary to substitute, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction or event in accordance with the last sentence of this subsection (a). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. Without limitation, subject to Participants’ rights under Section 16(c), in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

(b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of Awards upon such terms and conditions as it may deem appropriate.

(c) Change of Control. Except to the extent the Committee provides a result more favorable to holders of Awards (either in an Award Agreement or at the time of a Change of Control), in the event of a Change of Control:

(i) each holder of an Option or SAR (A) shall have the right at any time thereafter to exercise the Option or SAR in full whether or not the Option or SAR was theretofore exercisable; and (B) shall have the right, exercisable by written notice to the Company within 30 days after the Change of Control, to receive, in exchange for the surrender of the Option or SAR, an amount of cash equal to the excess of the Change of Control Price of the Shares covered by the Option or SAR that is so surrendered over the exercise or grant price of such Shares under the Award;

(ii) Restricted Stock and Restricted Stock Units that are not then vested shall vest, and any period of forfeiture or restrictions to which Restricted Stock and Restricted Stock Units are subject shall lapse, upon the date of the Change of Control and each holder of such Restricted Stock or Restricted Stock Units shall have the right, exercisable by written notice to the Company within 30 days after the Change of Control, to receive, in exchange for the surrender of such Restricted Stock or Restricted Stock Units, an amount of cash equal to the Change of Control Price of such Restricted Stock or Restricted Stock Units;

(iii) each holder of a Performance Share and/or Performance Unit for which the performance period has not expired shall have the right, exercisable by written notice to the Company within 30 days after the Change of Control, to receive, in exchange for the surrender of the Performance Share and/or Performance Unit, an amount of cash equal to the product of the value of the Performance Share and/or Performance Unit and a fraction the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of the Change of Control and the denominator of which is the number of whole months in the performance period;

(iv) each holder of a Performance Share and/or Performance Unit that has been earned but not yet paid shall receive an amount of cash equal to the value of the Performance Share and/or Performance Unit; and

(v) all Dividend Equivalent Units that are vested but not yet paid shall be paid, any Dividend Equivalent Units that were awarded in connection with another Award shall vest and become payable to the same extent as the Award to which it relates, and any other Dividend Equivalent Units shall become fully vested and immediately payable.

For purposes of this Section 16(c), the “value” of a Performance Share shall be equal to, and the “value” of a Performance Unit shall be based on, the Change of Control Price.

Unless any agreement between the Participant and the Company provides for a payment by the Company to the Participant to cover the excise taxes due by the Participant upon receipt of an excess parachute payment within the meaning of Code Section 280G, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

17. Miscellaneous.

(a) Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i) one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that if Shares would have otherwise been issued under an Award but for the deferral described in this paragraph and ultimately Shares will be or are issued in respect of the Award, then such Shares shall be treated as if they were issued for purposes of Section 6(a));

(ii) the payment of the exercise price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the exercise price of the Shares being purchased pursuant to the Option, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(iii) conditioning the grant or benefit of an Award on the Participant’s agreement to comply with covenants not to compete, not to solicit employees and customers and not to disclose confidential information that may be effective during or after the Participant’s employment, and/or provisions requiring the Participant to disgorge any profit, gain or other benefit received in connection with an Award as a result of the breach of such covenant;

(iv) restrictions on resale or other disposition of Shares, including imposition of a retention period; and

(v) compliance with federal or state securities laws and stock exchange requirements.

(b) Employment. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment with the Company or any Affiliate. Unless determined otherwise by the Committee, for purposes of this Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Corporation and any Affiliate of the Company, or between the Company’s Affiliates, will not be considered to have terminated employment;

(ii) a Participant who ceases to be employed by the Company or an Affiliate of the Company and immediately thereafter becomes a Non-Employee Director, a non-employee director of any of its Affiliates, or a consultant to the Company or any of its Affiliates shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iii) a Participant employed by an Affiliate of the Company will be considered to have terminated employment when such entity ceases to be an Affiliate of the Company.

(c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d) Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(e) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award Agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under this Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f) Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles. The parties agree that the exclusive venue for any legal action or proceeding with respect to this Plan, any Award or any Award Agreement shall be a court sitting in the County of Milwaukee, or the Federal District Court for the Eastern District of Wisconsin sitting in the County of Milwaukee, in the State of Wisconsin, and further agree that any such action may be heard only in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(g) Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(h) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(i) Severability. If any provision of this Plan or any Award Agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award Agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, such Award Agreement or such Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award Agreement and such Award will remain in full force and effect.

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!123456564525!

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Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the listed nominees.

For Withhold

01—Barry K. Allen

02—Richard I. Beattie

B Approval of Amended Corporate Short Term Incentive Plan

The Board of Directors recommends a vote FOR the following resolution.

For Against Abstain

Approval of the amended Corporate Short Term Incentive Plan.

C Approval of the 2004 Incentive Stock Plan

The Board of Directors recommends a vote FOR the following resolution.

For Against Abstain

3. Approval of the 2004 Incentive Stock Plan.

D Ratification of Auditors

The Board of Directors recommends a vote FOR the following resolution.

For Against Abstain

4. Ratification of Ernst & Young LLP as auditors.

E Non Proposal

I Consent

1. Until contrary notice to the Corporation, I consent to access all future notices of annual meetings, proxy statements and annual reports issued by the Corporation over the Internet, SEE REVERSE FOR DETAILS.

F Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1—Please keep signature within the box

Signature 2—Please keep signature within the box

Date (mm/dd/yyyy)

1 U P X H H H P P P P 0030951

001CD40001 00BAPF

Proxy—Harley-Davidson, Inc.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR APRIL 24, 2004 ANNUAL MEETING OF SHAREHOLDERS

The undersigned appoints Jeffrey L. Bleustein and James L. Ziemer and each of them as proxies for the undersigned, with full power of substitution and resubstitution, to act and vote all the shares of Common Stock of Harley-Davidson, Inc. held of record by the undersigned on March 10, 2004 at the Annual Meeting of Shareholders of Harley-Davidson, Inc. to be held on April 24, 2004 and at any adjournment or postponement thereof (the “Meeting”).

Without limiting the generality of this Proxy Card, Messrs. Bleustein and Ziemer are each authorized to vote:

(a) as specified upon the proposals listed hereon and described in the Proxy Statement for the Meeting; and

(b) in their discretion upon any other matter that may properly come before the Meeting.

The Board of Directors recommends a vote FOR: (i) the nominees as directors (Item 1); (ii) the amended Corporate Short Term Incentive Plan (Item 2); (iii) the 2004 Incentive Stock Plan (Item 3); and (iv) the ratification of Ernst & Young LLP as auditors (Item 4.).

The shares represented by this Proxy Card shall be voted as specified. If no specification is made, the shares shall be voted as recommended by the Board of Directors.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENVELOPE PROVIDED OR VOTE USING THE TELEPHONE OR VIA THE INTERNET.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

Harley-Davidson, Inc. (the “Company”) provides its annual reports and proxy solicitation materials, including notices to shareholders of annual meetings and proxy statements, over the Internet. If you give your consent to access these documents over the Internet, the Company will advise you when these documents become available on the Internet.

Providing these documents over the Internet will reduce the Company’s printing and postage costs. Once you give your consent, it will remain in effect until you notify the Company that you wish to resume mail delivery of the annual reports and proxy statements. Even though you give your consent, you still have the right at any time to request copies of these documents.

To give your consent, mark the appropriate box located on the reverse of this Proxy Card.

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!*

If voting by proxy, this year you may vote by mail, or choose one of the two alternative methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the accompanying Proxy Statement, then follow these easy steps:

To vote using the Telephone

(within U.S. and Canada)

• Call toll free 1-866-668-0871 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the simple instructions provided by the recorded message.

C0123456789

To vote using the Internet

• Go to the following web site:

WWW.COMPUTERSHARE.COM/US/PROXY

• Enter the information requested on your computer screen and follow the simple instructions.

To vote by Mail

• Mark, sign and date the proxy card.

• Return the proxy card in the postage-paid envelope provided.

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*If you vote by telephone or the Internet, please DO NOT mail back this Proxy Card.

Proxies submitted using the telephone or the Internet must be received by 1:00 a.m., Central Time, on April 24, 2004. THANK YOU FOR VOTING

00BARG

ACCESS TO ANNUAL REPORT AND PROXY STATEMENT

AND VOTING INSTRUCTIONS

FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS

OF HARLEY-DAVIDSON, INC. TO BE HELD APRIL 24, 2004

Dear Shareholder:

Last year, on your Harley-Davidson, Inc. proxy card, you consented to access future notices of annual meetings, proxy statements and annual reports issued by Harley-Davidson over the Internet. We are pleased to advise you that the 2004 Notice of Annual Meeting and Proxy Statement (“Proxy Statement”) and 2003 Annual Report (“Annual Report”) are now available and that you can now vote your shares for the 2004 Annual Meeting of Shareholders online. We are enclosing your proxy card to help you vote your shares.

To view the Proxy Statement and Annual Report, please visit: www.harley-davidson.com. Choose the “United States” link.

•	To access the Annual Report→ You will see several headings at the top of the Harley-Davidson USA web page. Please click on the “Company” heading. The Annual Report can be accessed from the “Company” page by clicking on the 2003 Annual Report link found on the middle of the page.

•	To access the Proxy Statement→ Please click the “Company” heading found near the top of the Harley-Davidson USA web page. On the left side of the “Company” page, you will find several headings. Choose the “Investor Relations” tab. Under the subheading “Financials,” click on “SEC Filings” and view the Proxy Statement by clicking on the HTML or PDF view for the “Definitive Proxy Statement” that was filed in March 2004.

There are three ways to vote your Harley-Davidson shares:

1.	To vote your Harley-Davidson shares over the Internet, please visit: www.computershare.com/us/proxy and then follow the voting instructions. You will need your holder account number and proxy access number provided on the reverse side of the enclosed proxy card.

2.	You may vote by telephone using the number (866) 668-0871 (within the United States or Canada). You will need your holder account number and proxy access number provided on the reverse side of the enclosed proxy card.

3.	You may also choose to mail your enclosed proxy card in the postage paid envelope (also enclosed).

You only need to vote using one voting method (via telephone, Internet or proxy card).

In connection with viewing the Proxy Statement and Annual Report online, you may incur certain Internet charges, such as fees from your Internet service provider or telephone company. Although you gave your consent, you maintain the right to request paper copies of these documents at any time by contacting the Company’s Investor Relations (a) by mail at Harley-Davidson, Inc., 3700 West Juneau Avenue, Milwaukee, Wisconsin 53208, (b) by telephone at 877-HDSTOCK (toll-free) or (c) by e-mail at investor.relations@harley-davidson.com.